Exhibit 10.1

Execution version

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Dated 22 February 2024

for

POLESTAR AUTOMOTIVE HOLDING UK PLC

arranged by

BNP PARIBAS

NATIXIS, HONG KONG BRANCH

STANDARD CHARTERED BANK

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. (acting through its Offshore Banking Unit) (a company incorporated in the PRC with limited liability)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

CHINA BOHAI BANK CO., LTD. SHANGHAI FREE TRADE ZONE BRANCH

MIZUHO BANK, LTD.

MUFG Bank, Ltd. (incorporated in Japan with limited liability), HONG KONG BRANCH

CITIGROUP GLOBAL MARKETS ASIA LIMITED

CHINA ZHESHANG BANK CO., LTD. (HANGZHOU BRANCH)

with

STANDARD CHARTERED BANK

acting as Agent

and

STANDARD CHARTERED BANK

acting as Security Agent

Ref: L-344521

CONTENTS

CLAUSE		PAGE
SECTION 1
INTERPRETATION
1.	Definitions and interpretation	3
SECTION 2
THE FACILITIES

2.	The Facilities	41

3.	Purpose	42

4.	Conditions of Utilisation	42
SECTION 3
UTILISATION

5.	Utilisation	44
SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment	46

7.	Illegality, voluntary prepayment and cancellation	46

8.	Mandatory prepayment and cancellation	49

9.	Restrictions	50
SECTION 5
COSTS OF UTILISATION

10.	Interest	52

11.	Interest Periods	53

12.	Changes to the calculation of interest	54

13.	Fees	57
SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

14.	Tax gross-up and indemnities	58

15.	Increased Costs	68

16.	Other indemnities	70

17.	Mitigation by the Lenders	72

18.	Costs and expenses	73
SECTION 7
GUARANTEE

19.	Guarantee and indemnity	74
SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	Representations	77

21.	Information undertakings	83

22.	Financial covenants	87

23.	General undertakings	92

24.	Events of Default	100
SECTION 9
CHANGES TO PARTIES

25.	Changes to the Lenders	107

(i)

26.	Restriction on Debt Purchase Transactions	112

27.	Changes to the Obligors	113
SECTION 10
THE FINANCE PARTIES

28.	Role of the FINANCE PARTIES	114

29.	Application of Proceeds	131

30.	Conduct of business by the Secured Parties	132

31.	Sharing among the Finance Parties	132
SECTION 11
ADMINISTRATION

32.	Payment mechanics	134

33.	Set-off	138

34.	Notices	138

35.	Calculations and certificates	141

36.	Partial invalidity	141

37.	Remedies and waivers	141

38.	Amendments and waivers	141

39.	Confidential Information	149

40.	Confidentiality of Funding Rates	153

41.	Counterparts	154

42.	Bail-in	155

43.	Green Loan	157
SECTION 12
GOVERNING LAW AND ENFORCEMENT

44.	Governing law	161

45.	Enforcement	161

46.	Recognition of Hong Kong Stay Powers	161

THE SCHEDULES

(ii)

THIS AGREEMENT is dated 22 February 2024 and made between:

(1)	POLESTAR AUTOMOTIVE HOLDING UK PLC, with company registration number 13624182 and its registered address at The Pavilions, Bridgwater Road, Bristol, England, BS13 8AE (the “Company” or “Borrower”);

(2)	POLESTAR PERFORMANCE AB, with registration number 556653-3096 and its registered address at Assar Gabrielssons väg 9, 405 31 Gothenburg, Sweden (the “Guarantor”);

(3)

BNP PARIBAS, a public limited company (société anonyme) incorporated in the Republic of France with the liability of its members being limited and having a branch in Hong Kong, NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited), and STANDARD CHARTERED BANK (each a “Global Coordinator” and together the “Global Coordinators”);

(4)

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH, BNP PARIBAS, a public limited company (société anonyme) incorporated in the Republic of France with the liability of its members being limited and having a branch in Hong Kong, NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited) and STANDARD CHARTERED BANK (each a “Joint Green Loan Lead Coordinator” and together the “Joint Green Loan Lead Coordinators”);

(5)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as green loan coordinator (the “Green Loan Coordinator”);

(6)

BNP PARIBAS, a public limited company (société anonyme) incorporated in the Republic of France with the liability of its members being limited and having a branch in Hong Kong, NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited), STANDARD CHARTERED BANK, THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH and SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. (acting through its Offshore Banking Unit) (a company incorporated in the PRC with limited liability) as mandated lead arrangers and bookrunners (each an “MLAB” and together the “MLABs”);

(7)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (incorporated in France with limited liability), China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch, MIZUHO BANK, LTD. (incorporated in Japan with limited liability), MUFG Bank, Ltd. (incorporated in Japan with limited liability), Hong Kong Branch, CITIGROUP GLOBAL MARKETS ASIA LIMITED and CHINA ZHESHANG BANK CO., LTD. (HANGZHOU BRANCH) as mandated lead arrangers (each an “MLA” and together the “MLAs”);

(8)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(9)	STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 of 1 Basinghall Avenue, 6th Floor London EC2V 5DD, United Kingdom, as agent of the other Finance Parties (the “Agent”);

(10)

STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 of 1 Basinghall Avenue, 6th Floor London EC2V 5DD, United Kingdom, as security agent for the Secured Parties (the “Security Agent”); and

A53429063	Polestar Facilities Agreement

1

(11)

STANDARD CHARTERED BANK, incorporated with limited liability in England by Royal Charter 1853 (Reference No. ZC18), whose principal office is at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as account bank (the “Account Bank”)

IT IS AGREED as follows:

A53429063	Polestar Facilities Agreement

2

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” has the meaning given to that term in Clause 22 (Financial covenants).

“Accounting Principles” means, in respect of a person incorporated in a jurisdiction which has generally accepted accounting principles, such generally accepted accounting principles in such jurisdiction or IFRS.

“Accounting Reference Date” means 31 December of each calendar year.

“ADS” means American depositary shares.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“AML/CTF Laws” means all applicable financial record-keeping and reporting requirements, any anti-money laundering or counter-terrorism financing laws and any related or similar rules, regulations or guidelines, in each case of the PRC, of any jurisdiction of incorporation of any Lender, and of any jurisdiction applicable to any Obligor or any of its Affiliates from time to time.

“Annual Financial Statements” means the financial statements in respect of a person delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements).

“Anti-Corruption Laws” means all laws, rules and regulations concerning or relating to anti-bribery or anti-corruption of the PRC, of any jurisdiction of incorporation of any Lender, and of any jurisdiction applicable to any Obligor or any of its Affiliates from time to time, including but not limited to United Kingdom Bribery Act 2010 and the US Foreign Corrupt Practices Act of 1977 and similar laws or regulations in any jurisdiction relating to bribery, corruption or any similar practices.

“Asset Freeze Target” means any individual or entity who is directly or indirectly subject to an asset freeze, a prohibition to make funds available or a list-based transaction ban pursuant to Sanctions, including through being listed on or fifty percent (50%) or more owned or controlled by any individual or entity listed on (a) OFAC’s “Specially Designated Nationals and Blocked Persons List”; (b) the EU’s “Consolidated Financial Sanctions List”, (c) the UK’s “Consolidated List of Financial Sanctions Targets – Asset Freeze Targets” list, (d) Annex XIX of Regulation (EU) No 833/2014, or (e) an equivalent list maintained by any other Sanctions Authority.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

A53429063	Polestar Facilities Agreement

3

“Availability Period” means the period from and including the Signing Date to and including the date which is six (6) Months after the Signing Date.

“Available Commitment” means, in relation to a Lender and a Facility, that Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and

(b)

in relation to any proposed Utilisation under that Facility, the amount of its participation in any Loans under that Facility that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Credit” has the meaning given to the term in Clause 22.1 (Financial definitions).

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in relation to that Facility.

“Bank Group” means, in respect of a Lender, that Lender (including, if applicable, all that Lender’s branches and offices wherever located) and that Lender’s Subsidiaries and Affiliates.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Beijing, Hong Kong and London and:

(a)	(in relation to any date for payment or purchase of USD) New York;

(b)	(in relation to the fixing of an interest rate for any Loan (Facility B)), which is a US Government Securities Business Day; or

(c)	(in relation to any date for payment or purchase of EUR or fixing of an interest rate for any Loan (Facility A)) any TARGET Day.

“Business Plan” means the financial model dated October 2023 including profit and loss, balance sheet and cashflow projections relating to the Group for the Financial Years ending on 31 December 2024, 31 December 2025 and 31 December 2026, as provided to the MLABs and the MLAs prior to the Signing Date.

“Central Bank Rate” means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

A53429063	Polestar Facilities Agreement

4

(b)	if that target is not a single figure, the arithmetic mean of:

(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)	the lower bound of that target range.

“Central Bank Rate Adjustment” means in relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding US Government Securities Business Days for which CME Term SOFR for a period equal in length to the applicable Interest Period is available.

“Central Bank Rate Spread” means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)	CME Term SOFR for a period equal in length to the applicable Interest Period for that US Government Securities Business Day; and

(b)	the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

“Change of Control” means the occurrence of any of the following events:

(a)	Mr. Li ceases to:

(i)	directly or indirectly hold legally and beneficially at least 80 per cent. of the issued share capital of the Keepwell Provider, or Control the Keepwell Provider; or

(ii)	directly or indirectly hold legally and beneficially 100 per cent. of the issued share capital of PSD, or Control PSD; or

(b)	the Keepwell Provider ceases to:

(i)	directly or indirectly hold legally and beneficially at least 51 per cent. of the issued share capital of VCC or Control VCC; or

(ii)	directly or indirectly hold legally and beneficially at least 25 per cent. of the issued share capital of Geely Automobile or Control Geely Automobile; or

(c)

VCC and PSD (or any other person in which Mr. Li directly or indirectly holds at least 51 per cent. of the shares or equity interests), collectively, cease to directly or indirectly hold legally and beneficially at least 51 per cent. of the issued share capital of the Borrower, or Control the Borrower; or

(d)	the Borrower ceases to directly or indirectly hold legally and beneficially 100 per cent. of the issued share capital of the Guarantor, or Control the Guarantor.

“Charged Property” means the Interest Reserve Account or any other property from time to time which is, or is expressed to be, the subject of the Transaction Security.

A53429063	Polestar Facilities Agreement

5

“CME Term SOFR” means the Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Code” means the U.S. Internal Revenue Code of 1986.

“Commitment” means Commitment (Facility A) or Commitment (Facility B) and “Commitments” means both of them.

“Commitment (Facility A)” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment (Facility A)” in Schedule 1 (The Original Lenders) and the amount of any other Commitment (Facility A) transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment (Facility A) transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment (Facility B)” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment (Facility B)” in Schedule 1 (The Original Lenders) and the amount of any other Commitment (Facility B) transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment (Facility B) transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Competitor” means any person which is engaged in the design, manufacturing, sales, and/or related administrative and operational activities in each case of electric vehicles (the “Core Business”) operating in one or more jurisdictions in which any Group Member, or any person in whom Mr. Li directly or indirectly holds at least 51 per cent. of the shares or equity interests or who is otherwise Controlled by Mr. Li, conducts the Core Business, or any direct or indirect shareholder of such person (which beneficially owns more than 50 per cent. of the shares in such person), provided that such person will not be deemed as a Competitor:

(a)	if solely by virtue of that person:

(i)	dealing in shares in or securities of a Competitor, where the relevant teams and employees engaged in such dealings operate on the public side of an information barrier;

(ii)

becoming an equity investor or equity holder in a Competitor as a consequence of (i) a debt-for-equity swap in, or (ii) any other arrangement entered into in connection with any restructuring of debt whereby creditors acquire an equity interest in or the right to participate in the equity of or (iii) the enforcement of security over shares of, that Competitor; provided that the relevant teams and employees involved in such transactions are separated from any teams or employees working in relation to the Group and the Finance Documents (and related transactions) by way of an information barrier; or

A53429063	Polestar Facilities Agreement

6

(b)

being an equity investor or equity holder in a Competitor provided that the relevant teams and employees involved in such equity investment(s) are distinct from the teams or employees working in relation to the Group and the Finance Documents (and related transactions); or

(c)

where it is a financial institution subject to regulation or supervision by the Hong Kong Monetary Authority, the Monetary Authority of Singapore, the Financial Services Agency of Japan, the United Kingdom Financial Services Authority, the Bank of England, the European Central Bank, the Board of Governors of the Federal Reserve of the United States and/or any equivalent governmental authority regulating financial services in a jurisdiction or any successor or replacement governmental authority with equivalent principal functions from time to time or an Affiliate of such a financial institution.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Keepwell Provider, the Group, the Finance Documents or any Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any Group Member or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

A53429063	Polestar Facilities Agreement

7

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

“Consolidated Group Assets” has the meaning given to the term in Clause 22.1 (Financial definitions).

“Control” means in respect of any company, having the power (either directly or indirectly and whether by way of ownership of shares, proxy, contract, agency or otherwise) to (a) appoint or remove the majority of the directors or other equivalent officers of such company; and (b) give directions with respect to the affairs, operating, investment decisions and financial or other policies of that company with which the directors or other equivalent officers of that company are obliged to comply.

“Core Business” has the meaning given to the term under the definition of “Competitor”.

“CTA” means the Corporation Tax Act 2009.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) ;

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five (5) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

A53429063	Polestar Facilities Agreement

8

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Depositary” means Citibank, N.A., acting as depositary under the deposit agreements in respect of the Listco ADSs.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” has the meaning given to the term under paragraph (a) of Clause 8.2 (Disposal Proceeds).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with any Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Investor” means a loan to own fund, vulture fund, distressed debt fund or any other entity (including a business group within a bank or financial institution) which is established for or principally invests in distressed debt (or any similar fund or entity).

“Eligible Green Activities” has the meaning given to the term in Clause 43 (Green Loan).

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a Group Member or a Sponsor Affiliate.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

A53429063	Polestar Facilities Agreement

9

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Group Member conducted on or from the properties owned or used by any Group Member.

“EURIBOR” means, in relation to any Loan (Facility A):

(a)	the applicable Screen Rate as of the Specified Time for EUR and for a period equal in length to the Interest Period of that Loan (Facility A); or

(b)	as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Exchange” means NASDAQ Stock Market LLC or any successor to that exchange or any substitute exchange or quotation system in the same jurisdiction as the original Exchange acceptable to the Agent.

“Exchange Business Day” means any day on which the Exchange is open for trading for a regular trading session.

“Facility” means Facility A or Facility B and “Facilities” means both of them.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) Clause 2.1 (The Facilities).

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (b) Clause 2.1 (The Facilities).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fallback Interest Period” means:

(a)	subject to paragraph (b), three (3) Months;

(b)	(to the extent relating to a Loan (Facility B)) if the Reference Rate is, or is based on, the Central Bank Rate, one (1) Month.

A53429063	Polestar Facilities Agreement

10

“FATCA” means:

(a)	sections 1471 to 1474 of the Code and any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; and

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the Signing Date between, as the case may be, the Agent, each Global Coordinator, each MLAB, and/or each MLA and the Company, the Agent and the Company, the Security Agent and the Company, or the Account Bank and the Company setting out any of the fees referred to in Clause 13 (Fees).

“Finance Document” means this Agreement, any Fee Letter, the Subordination Deed, the Keepwell Deed, each Security Document and any other document designated as such by the Agent and the Company.

“Finance Lease” any lease or hire purchase contract, a liability under which would, in accordance with the applicable Accounting Principles, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with the Accounting Principles in force prior to 1 January 2019, have been treated as an operating lease).

“Finance Party” means the Account Bank, the Agent, the Security Agent, a Global Coordinator, a Joint Green Loan Lead Coordinator, the Green Loan Coordinator, an MLAB, an MLA or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

A53429063	Polestar Facilities Agreement

11

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)

any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (other than Trade Instruments, but, for the avoidance of doubt, including any equity linked indebtedness contemplated under paragraph (c) of the definition of “Permitted Distribution”);

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis (subject to customary exceptions in the ordinary course of trading));

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	shares which are expressed to be redeemable (other than the shares redeemable solely at the option of the issuer) on or prior to the date falling six Months after the Termination Date;

(i)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (other than Trade Instruments); and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the financial year of the Borrower, ending on 31 December of each calendar year.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.4 (Cost of funds).

“Geely Automobile” means Geely Automobile Holdings Limited, a company incorporated under the laws of Cayman Islands with its registration no. of 66512 and its registered address at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, listed on the Hong Kong Stock Exchange with stock code HK: 00175.

“Geely International” means GEELY INTERNATIONAL (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong with its registration no. of 940401 and its registered address at Unit 2204, 22/F, Lippo Centre, Tower 2, 89 Queensway, Hong Kong.

A53429063	Polestar Facilities Agreement

12

“GLP” has the meaning given to the term in Clause 43 (Green Loan).

“Green Loan Facility” has the meaning given to the term in Clause 43 (Green Loan).

“Green Loan Impact Report” has the meaning given to the term in Clause 43 (Green Loan).

“Green Loan Information” means information which has been:

(a)	provided by or on behalf of a Group Member to a Finance Party and/or to any Joint Green Loan Lead Coordinator or the Green Loan Coordinator; or

(b)	approved by any Group Member, solely in connection with, and to the extent it relates to, any Green Loan Impact Report.)

“Green Loan Provisions” has the meaning given to the term in Clause 43 (Green Loan).

“Green Loan Transaction” has the meaning given to the term in Clause 43 (Green Loan).

“Group” means the Company and its Subsidiaries from time to time (each being a “Group Member”).

“Group Cash” has the meaning given to the term in Clause 22.1 (Financial definitions).

“Group Cash Equivalent Investments” has the meaning given to the term in Clause 22.1 (Financial definitions).

“Group Member” has the meaning given to the term in the definition of “Group”.

“Group Structure Chart” means the group structure chart delivered to the Agent on or around the Signing Date which shall comply with the requirements set out under Clause 20.22 (Group Structure Chart).

“Historic CME Term SOFR” means, in relation to any Loan (Facility B), the most recent applicable CME Term SOFR for a period equal in length to the Interest Period of that Loan (Facility B) and which is as of a day which is no more than three U.S. Government Securities Business Days before the Quotation Day.

“Historic Screen Rate” means, in relation to any Loan (Facility A), the most recent applicable Screen Rate for EUR and for a period equal in length to the Interest Period of that Loan (Facility A) and which is as of a day which is no more than three (3) Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“ICE Term SOFR” means the Term SOFR reference rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by ICE Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

A53429063	Polestar Facilities Agreement

13

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five (5) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increased Costs” has the meaning given to the term under paragraph (b) of Clause 15.1 (Increased Costs)

“Initial Utilisation Date” means the date on which the first Loan (Facility A) and Loan (Facility B) is made.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or other official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

A53429063	Polestar Facilities Agreement

14

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the foregoing acts.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.4 (Default interest).

“Interest Reserve Account” means Interest Reserve Account (USD) or Interest Reserve Account (EUR) (or both of them), as the context may require.

“Interest Reserve Account (EUR)” means an EUR bank account with account number [***] and [***] in the name of the Borrower held with the Account Bank, located in London, and designated as such by the Borrower and the Agent (as the same may be re-designated, substituted or replaced from time to time).

“Interest Reserve Account (USD)” means a USD bank account with account number [***] and [***] in the name of the Borrower held with the Account Bank, located in London, and designated as such by the Borrower and the Agent (as the same may be re-designated, substituted or replaced from time to time).

“Interest Reserve Amount” means Interest Reserve Amount (USD) or Interest Reserve Amount (EUR) (or both of them), as the context may require.

A53429063	Polestar Facilities Agreement

15

“Interest Reserve Amount (EUR)” means, on any date, an amount denominated in EUR equal to the aggregate amount of interest that will accrue on the Loans (Facility A) for the following three (3) Months from that date (calculated based on the amount of Loans (Facility A) outstanding as at such date, applying the interest rate most recently determined in relation to each of those Loans (Facility A) (disregarding any intervening consolidation or division of Loans (Facility A), for this purpose) and assuming no intervening prepayments or repayment of those Loans (Facility A)).

“Interest Reserve Amount (USD)” means, on any date, an amount denominated in USD equal to the aggregate amount of interest that will accrue on the Loans (Facility B) for the following three (3) Months from that date (calculated based on the amount of Loans (Facility B) outstanding as at such date, applying the interest rate most recently determined in relation to each of those Loans (Facility B) (disregarding any intervening consolidation or division of Loans (Facility B), for this purpose) and assuming no intervening prepayments or repayment of those Loans (Facility B)).

“Interpolated CME Term SOFR” means, in relation to any Loan (Facility B), the rate (rounded to the same number of decimal places as CME Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable CME Term SOFR (as of the Specified Time) for the longest period (for which CME Term SOFR is available) which is less than the Interest Period of that Loan (Facility B); or

(ii)

if no such CME Term SOFR is available for a period which is less than the Interest Period of that Loan (Facility B), SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable CME Term SOFR (as of the Specified Time) for the shortest period (for which CME Term SOFR is available) which exceeds the Interest Period of that Loan (Facility B).

“Interpolated Historic CME Term SOFR” means, in relation to any Loan (Facility B), the rate (rounded to the same number of decimal places as CME Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)

the most recent applicable CME Term SOFR (as of a day which is not more than three U.S. Government Securities Business Days before the Quotation Day) for the longest period (for which CME Term SOFR is available) which is less than the Interest Period of that Loan (Facility B); or

(ii)

if no such CME Term SOFR is available for a period which is less than the Interest Period of that Loan (Facility B), the most recent SOFR (for a day which is no more than five U.S. Government Securities Business Days and no less than two US Government Securities Business Days before the Quotation Day); and

(b)

the most recent applicable CME Term SOFR (as of a day which is not more than three U.S. Government Securities Business Days before the Quotation Day) for the shortest period (for which CME Term SOFR is available) which exceeds the Interest Period of that Loan (Facility B).

A53429063	Polestar Facilities Agreement

16

“Interpolated Historic Screen Rate” means, in relation to any Loan (Facility A), the rate (rounded to the same number of decimal places as the two relevant Screen Rates which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan (Facility A); and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan (Facility A),

each for EUR and each of which is as of a day which is no more than three (3) Business Days before the Quotation Day.

“Interpolated ICE Term SOFR” means, in relation to any Loan (Facility B), the rate (rounded to the same number of decimal places as ICE Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable ICE Term SOFR (as of the Specified Time) for the longest period (for which ICE Term SOFR is available) which is less than the Interest Period of that Loan (Facility B); or

(ii)

if no such ICE Term SOFR is available for a period which is less than the Interest Period of that Loan (Facility B), SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable ICE Term SOFR (as of the Specified Time) for the shortest period (for which ICE Term SOFR is available) which exceeds the Interest Period of that Loan (Facility B).

“Interpolated Screen Rate” means, in relation to any Loan (Facility A), the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan (Facility A); and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan (Facility A),

each as of the Specified Time for the currency of that Loan (Facility A).

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Keepwell Deed” means a Hong Kong law keepwell deed entered into by the Keepwell Provider in favour of the Finance Parties dated on or around the Signing Date.

A53429063	Polestar Facilities Agreement

17

“Keepwell Provider” means 浙江吉利控股集团有限公司 (ZHEJIANG GEELY HOLDING GROUP CO., LTD.), a limited liability company incorporated under the laws of the PRC, with its uniformed social credit code of 91330000747735638J and its registered address at 1760 Jiangling Road, Binjiang District, Hangzhou.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matter which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered under clause 4.1 (Initial conditions precedent).

“Lender” means a Lender (Facility A) or a Lender (Facility B).

“Lender (Facility A)” means:

(a)	any Original Lender (Facility A); and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender (Facility A)” in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lender (Facility B)” means:

(a)	any Original Lender (Facility B); and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender (Facility B)” in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Letter of Comfort” means:

(a)	a Swedish law letter of comfort entered into by Snita dated on or around the Signing Date and endorsed by VCC in favour of the Finance Parties; or

(b)	a PRC law letter of comfort entered into by PSD and endorsed by the Keepwell Provider in favour of the Finance Parties.

“Letter of Comfort Provider” means Snita or PSD and “Letter of Comfort Providers” means both of them.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

A53429063	Polestar Facilities Agreement

18

“Listco ADSs” means the Listco Class A ADSs, Listco Class B ADSs, the Listco Class C-1 ADSs or the Listco Class C-2 ADSs.

“Listco Class A ADSs” means the ADSs of the Borrower duly and validly issued against the deposit with the Depositary of underlying Class A ordinary shares of the Borrower, and listed on the Exchange (ticker symbol: PSNY).

“Listco Class B ADSs” means the ADSs of the Borrower duly and validly issued against the deposit with the Depositary of underlying Class B ordinary shares of the Borrower.

“Listco Class C-1 ADSs” means the ADSs of the Borrower duly and validly issued against the deposit with the Depositary of underlying Class C-1 ordinary shares of the Borrower, and listed on the Exchange (ticker symbol: PSNYW).

“Listco Class C-2 ADSs” means the ADSs of the Borrower duly and validly issued against the deposit with the Depositary of the underlying Class C-2 ordinary shares of the Borrower.

“LMA” means the Loan Market Association.

“Loan” means a Loan (Facility A) or a Loan (Facility B).

“Loan (Facility A)” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Loan (Facility B)” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

“Majority Lenders (Facility A)” means a Lender or Lenders whose Commitments (Facility A) aggregate more than 66 2/3 per cent. of the Total Facility A Commitments (or, if the Total Facility A Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Facility A Commitments immediately prior to the reduction).

“Majority Lenders (Facility B)” means a Lender or Lenders whose Commitments (Facility B) aggregate more than 66 2/3 per cent. of the Total Facility B Commitments (or, if the Total Facility B Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Facility B Commitments immediately prior to the reduction).

“Margin” means:

(a)	in relation to Facility A, 2.85 per cent. per annum; or

(b)	in relation to Facility B, 3.35 per cent. per annum.

“Market Disruption Rate” means, in respect of the rate of interest of an Interest Period relating to a Loan (Facility B), the percentage rate per annum which is the applicable Reference Rate of that Loan (Facility B).

A53429063	Polestar Facilities Agreement

19

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole;

(b)	the ability of an Obligor or the Keepwell Provider to perform its obligations under the Finance Documents; or

(c)

subject to the Legal Reservations, the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material IP Disposal” means a Disposal (other than licensing) of an intellectual property the consideration in relation to which is equal to or more than ten (10) per cent. of the value of the Group’s reported intangible assets (for the avoidance of doubt, excluding goodwill) as at the end of the most recently reported on Financial Year of the Group, as reported in the annual financial statements relating to that Financial Year delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements) (or the Original Financial Statements, if such Disposal is made before the first set of such annual financial statements is delivered).

“Material Licences” means any licences necessary for the Group to conduct their business in such markets in which they operate.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mr. Li” means Mr. Li Shufu, a PRC citizen with identification number 332603196306255311.

“NDRC” means the National Development and Reform Commission of the PRC (中华人民共和 国国家发展和改革委员会) or its competent local counterpart or any other authority succeeding to its functions.

“NDRC Order No. 56” means the Administrative Measures for the Approval and Registration of Mid-to-Long Term Foreign Debt of Enterprises (《企业中长期外债审核登记管理办法》国家发展和改革委员会令第  56 号) promulgated by the NDRC on 5 January 2023 and effective from 10 February 2023 and its implementation rules and interpretations.

A53429063	Polestar Facilities Agreement

20

“NDRC Registration Certificate” means Enterprise Foreign Debt Filing/Registration Certificate (企业借用外债审核登记证明) issued by NDRC evidencing the completion of the NDRC foreign debt quota approval and registration process relating to the Facilities pursuant to the NDRC Order No. 56 showing an aggregate principal amount of no less than the Total Commitments.

“New Lender” has the meaning given to that term in Clause 25 (Changes to the Lenders).

“Non-Material IP Disposal” means a Disposal (other than licensing) of intellectual property that is not a Material IP Disposal.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 26.2 (Disenfranchisement of Sponsor Affiliates).

“Obligor” means:

(a)	the Borrower; or

(b)	the Guarantor,

and “Obligors” means all of them.

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor (other than the Borrower) in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“OFAC” has the meaning given to the term under the definition of “Sanctions Authority”.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2022.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or organised as at the Signing Date.

“Original Lender (Facility A)” means a Lender listed in Schedule 1 (The Original Lenders) as having a Commitment (Facility A).

“Original Lender (Facility B)” means a Lender listed in Schedule 1 (The Original Lenders) as having a Commitment (Facility B).

“Participating Member State” means any member state of the European Union that adopts or has adopted, and in each case continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Acquisition” means:

(a)	an acquisition by a Group Member of an asset sold, leased, transferred or otherwise disposed of by another Group Member in circumstances constituting a Permitted Disposal;

(b)	an acquisition arising as a result of or in relation to a Permitted Share Transaction or Permitted Share Issue;

(c)

the incorporation of a limited liability company (or acquisition of a newly incorporated or shelf company or special purpose vehicle with no material assets or liabilities (for the avoidance of doubt, with no Financial Indebtedness)) which on incorporation or acquisition (as applicable) becomes a Group Member;

A53429063	Polestar Facilities Agreement

21

(d)	the acquisition or establishment of, or involvement in, any share or interest in any Permitted Joint Venture (whether in cash or in kind) that gives the purchaser Control;

(e)	any acquisition of cash or Cash Equivalent Investments for treasury management purposes in the ordinary course of business and not for speculative purposes;

(f)	any acquisition of ownership interests in a Group Member which are not, in each case, already owned by a Group Member provided that:

(i)	any Financial Indebtedness incurred to finance investment in such ownership interests is Permitted Financial Indebtedness;

(ii)

(in case the acquisition is for the purposes of buying back any shares held by current or former managers, directors, employees or officers in an aggregate amount not exceeding US$5,000,000 (or its equivalent) in any Financial Year; or

(iii)

(in any other cases, provided that the shares or equity interests to be acquired are not held by any person in which Mr. Li holds directly or indirectly holds at least 51 per cent. of the shares or equity interests or Mr. Li) in an aggregate amount (when aggregated with (I) the Total Purchase Price in respect of Permitted Business Acquisitions in that Financial Year and (II) the amount of any investment in any Permitted Joint Venture pursuant to paragraph (a) of that definition) not exceeding US$50,000,000 (or its equivalent) in any Financial Year; or

(g)	a Permitted Business Acquisition.

“Permitted Business Acquisition” means an acquisition, for cash consideration, of (A) a sufficient percentage of the issued share capital of a limited liability company as is required in order to have Control or (B) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:

(a)	no Event of Default is continuing or would occur as a result of the acquisition, both tested on the date that the Group legally commits to the acquisition (the “Commitment Date”);

(b)	the acquired company, business or undertaking is incorporated or established, and carries on a business substantially the same as (or complementary to) that carried on by the Group;

(c)

the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Business Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition (the “Total Purchase Price”) together with (I) the amount of any investment in any Permitted Joint Venture pursuant to paragraph (a) of that definition and (II) the amount of any Permitted Acquisition pursuant to paragraph (f)(iii) of that definition) does not in any Financial Year of the Borrower exceed in aggregate USD50,000,000 or its equivalent in other currencies;

A53429063	Polestar Facilities Agreement

22

(d)	the earnings before tax, depreciation and amortisation of the entity or business so acquired for the 12-month period immediately prior to the proposed acquisition is:

(i)	positive; or

(ii)

negative, where the Total Purchase Price of all such acquisitions under this paragraph (B) does not in any Financial Year of the Borrower exceed in aggregate USD25,000,000 or its equivalent in other currencies;

(e)

the acquired entity or business has (A) no material contingent liabilities other than as permitted under the Finance Documents and (B) no defined benefit pension scheme other than those which are or would be fully funded at the time of the completion of the acquisition;

(f)

the Borrower would have remained in compliance with its obligations under Clause 22.2 (Financial condition) if each of the covenant tests were recalculated for the Test Date falling immediately prior to the Commitment Date and, for the purposes of such recalculation, consolidating the financial statements of the target entity (consolidated if it has Subsidiaries) or business with the financial statements of the Group for such period on a pro forma basis and as if the consideration for the proposed acquisition had been paid at the start of the period to which that Test Date relates; and

(g)

final form legal, tax and accounting due diligence reports and other reports which would be customary for the type and scale of entity or business being acquired (including, if applicable, but not limited to, commercial, operational, environmental and pensions) have been delivered to the Agent.

Any acquisition will only be permitted under this definition if the Borrower has delivered to the Agent not later than 10 Business Days before the Commitment Date a certificate signed by a director of it (in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders)) confirming or demonstrating (with calculations giving reasonable detail) that each of the conditions set out in this definition have been met and to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target company or business.

“Permitted Disposal” means any Disposal:

(a)	where the Loans are repaid or prepaid in full substantially simultaneously with that disposal;

(b)	of cash for purposes not otherwise prohibited by this Agreement;

(c)

pursuant to the terms of any Permitted Vehicle Leaseback and Financing Transaction to the extent such Permitted Vehicle Leaseback and Financing Transaction constitutes Permitted Financial Indebtedness;

A53429063	Polestar Facilities Agreement

23

(d)

(other than of any Charged Property) made in the ordinary course of day-to-day trading or operation of the disposing entity (including, without limitation, the licensing of intellectual property (which for the avoidance of doubt is not a Material IP Disposal or a Non-Material IP Disposal), the sale of inventory or the Disposal of receivables of any Group Member on a non-recourse basis (subject to customary exceptions in the ordinary course of trading) or on a basis which achieves accounting de-recognition under the applicable Accounting Principles;

(e)	of any assets by a member of the Group to another member of the Group;

(f)

of shares or equity interests in any Subsidiaries or Joint Ventures with a view to facilitating a listing on a public exchange of that Subsidiary or as part of such listing, to the extent the proceeds received by the disposing entity should be applied to prepay the Facilities immediately upon receipt of such proceeds;

(g)

that consists of the making by the Borrower of a Permitted Distribution, a Permitted Share Issue or as a result of the conversion of shares or equity interests into another class of shares or equity interests;

(h)

that consists of a distribution (within the meaning of relevant laws and regulations) by a Group Member (other than the Borrower) in favour of the holder(s) of shares or equity interests in such Group Member, provided that:

(i)

such distribution is made pro rata (or more favourable to the holder(s) of shares or equity interests who is or are Group Member(s) according to the applicable shareholding of percentage in such first-mentioned Group Member; and

(ii)	no Event of Default has occurred or would arise as a result thereof; and

(i)	of an intra-Group loan as a result of the conversion of such intra-Group loan into equity;

(j)

of assets in exchange for other assets comparable or superior as to type, value and quality which are also used or will be used in the operation of the business of the Group (other than an exchange of a non-cash asset for cash);

(k)	of obsolete or redundant assets or waste;

(l)	of non-Core Business related assets, businesses or product lines;

(m)

of assets on arms’ length terms and in the ordinary course of business to a person who is providing services related to such assets, the provision of which have been (or are to be) outsourced by the Group to such person (or its affiliates or related entities), provided that the proceeds of such Disposal are either applied to set off the service fee payable to such service provider or applied in accordance with the parameters set out in Clause 8.2 (Disposal Proceeds);

(n)	of Group Cash Equivalent Investments or cash, in each case in a manner not prohibited by the Finance Documents;

(o)

made by any Group Member (otherwise than as permitted under any other paragraph of this definition “Permitted Disposal”) provided that the higher of book value and cash proceeds received by such Group Member pursuant to such Disposal (when aggregated with the higher of book value and cash proceeds received from all Group Members pursuant to any other such Disposals permitted under this paragraph (o)) in any Financial Year of the Borrower is no more than 10% of the Consolidated Group Assets (when expressed in dollar terms) of the Group in respect of that Financial Year on a consolidated basis;

A53429063	Polestar Facilities Agreement

24

(p)	arising as a result of or in relation to a Permitted Loan, Permitted Joint Venture, Permitted Acquisition, Permitted Security, or as permitted pursuant to Clause 23.10 (Merger);

(q)

of assets which are seized, expropriated or acquired by compulsory purchase, in each case by or by the order of (as applicable) any central or local governmental agency or authority or other regulatory body, provided that such disposal is not attributable to any default or breach by the relevant Group Member and does not have a Material Adverse Effect;

(r)

of any asset made in order to comply with an order of any agency of state, authority or other regulatory body or any applicable law or regulation, provided that such disposal is not attributable to any default or breach by the relevant Group Member and does not have a Material Adverse Effect;

(s)	pursuant to the grant or termination of leasehold interests in, or licences, sub-licences or sub-letting of, real property in the ordinary course of business;

(t)	consisting of set-off or netting arrangements under hedging transactions in the ordinary course of business of the Group and not for speculative purposes;

(u)

that is a Material IP Disposal, provided that the proceeds of such Disposal are applied to prepay the Facilities on the last day of the Interest Period during which the date of receipt of such proceeds falls (however, if an Event of Default has occurred and is continuing at the date of such receipt or thereafter, such proceeds shall be applied to prepay the Facilities immediately in lieu of the last day of the relevant Interest Period);

(v)	that is a Non-Material IP Disposal;

(w)	made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(x)	the Permitted Sale and Leaseback; or

(y)

the Disposal of assets the aggregate value of all items disposed of pursuant to this paragraph (y) do not exceed USD10,000,000 for the purposes of acquisition and development of premises intended as the headquarters of any Group Member in Gothenburg, Sweden.

“Permitted Distribution” means:

(a)

a payment by the Borrower to a director officer, employee, member of management or manager of any Group Member provided such payment is required to be paid by a member of the Group under the terms of the relevant director’s or officer’s service contract (provided that their service contracts relate principally to the business of the Group and in the ordinary course of business);

(b)	a distribution constituting a Permitted Share Transaction;

A53429063	Polestar Facilities Agreement

25

(c)

a distribution by the Borrower in the form of payment of any interest or premium in respect of any equity linked indebtedness (whether in the form of debt securities, notes, loans or similar instruments which are convertible into equity and/or shares that are redeemable and/or preference shares, or otherwise) raised by it from a person which is not a Sponsor Affiliate provided that no Event of Default is continuing or would occur immediately after making such a distribution and that such distribution would not result Clause 22.2 (Financial condition) being breached.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)

arising under the Finance Documents or pursuant to the requirements of the Finance Documents (including, for the avoidance of doubt, any actions or measures required or contemplated under the Keepwell Deed);

(b)	that constitutes Permitted Vehicle Leaseback and Financing Transaction;

(c)	of a Group Member that is incurred in favour of another Group Member;

(d)

arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

(e)	arising under, as a result of or in relation to a Permitted Loan or Permitted Guarantee;

(f)

pursuant to any hedging transaction entered into by a Group Member for the purpose of (i) hedging any risk to which that Group Member is exposed in its ordinary course of trading; or (ii) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only;

(g)	arising pursuant to cash pooling, overdraft arrangements, cash management and/or netting arrangements entered into by some or all of the Group Members with any bank or financial institution;

(h)

of any person acquired by a Group Member after the Signing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three Months following the date of acquisition;

(i)

any Subordinated Debt or any Unsubordinated Shareholder Loan provided that in each case, the parameters in respect of each such Financial Indebtedness under this Agreement or the Subordination Deed have been complied with and the Borrower shall not make any early repayment or payment (regardless of the reasons) of all or any part of the Unsubordinated Shareholder Loan unless with the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(j)	not permitted by the preceding paragraphs, but the incurrence or subsistence of which would not result in any of paragraphs (c), (d) or (e) of Clause 22.2 (Financial condition) being breached;

A53429063	Polestar Facilities Agreement

26

(k)

any Financial Indebtedness incurred with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) provided that the Group has a positive equity, earnings before interest, tax, depreciation and amortisation and cashflow (the parameters of “equity”, “earnings before interest, tax, depreciation and amortisation” and “cashflow” to be agreed between the Borrower and the Lenders) for the most recent 12-Month period as at date of incurrence of such Financial Indebtedness.

“Permitted Guarantee” means:

(a)	any guarantee under the Finance Documents;

(b)	any guarantee in respect of, or constituting, Permitted Financial Indebtedness;

(c)

any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal and which indemnity is in customary form and subject to customary limitations;

(d)

any performance bond, advance payment bond, documentary letter of credit, standby letter of credit, or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(e)	the endorsement of negotiable instruments and the giving of indemnities in the ordinary course of day-to-day business;

(f)	a guarantee of a Joint Venture to the extent constituting a Permitted Joint Venture;

(g)	any guarantee or indemnity arising as a result of or in relation to any Permitted Security, Permitted Loan or which, if it were a loan, would be a Permitted Loan;

(h)

any guarantee or indemnity made, granted or given by any Group Member to its customers, suppliers, franchisees, licensees, depositary or relating to any research and/or development project, in each case of or concerning a Group Member, on normal commercial terms and in the ordinary course of business;

(i)

guarantees to landlords and counter indemnities in favour of financial institutions or other persons which have guaranteed rent obligations of a Group Member (to the extent such rent obligations constitutes Permitted Financial Indebtedness, or does not constitute Financial Indebtedness);

(j)

given by any Group Member after the Signing Date which is incurred under arrangements in existence at the date of acquisition and outstanding only for a period of three Months following the date of acquisition (save to the extent that such guarantee constitutes a Permitted Guarantee under another paragraph of this definition) provided that the aggregate principal liability (whether actual or contingent) of Group Members under all such guarantees does not exceed USD20,000,000 (or its equivalent in other currencies) in aggregate at any time;

(k)	customary guarantees and indemnities given in favour of current or former directors, officers, employees, members of management and managers of any Group Member in respect of their function as such;

A53429063	Polestar Facilities Agreement

27

(l)

any guarantee given in respect of cash pooling, netting or set-off arrangements entered into by a Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Group Member(s);

(m)	any customary guarantees and indemnities given in mandate or engagement letters to professional advisers and consultants;

(n)

guarantees and indemnities issued in respect of Tax or required under applicable law (or provided by contract with substantially the same effect and to the same extent) or required by any applicable Tax authorities;

(o)	any liability arising as a result of two or more Group Members belonging to a fiscal unity for Tax purposes;

(p)

any guarantee or indemnity provided by a Group Member for the obligations of another Group Member in connection with such other Group Member claiming exemption from audit, the preparation and filing of its accounts or other similar exemptions;

(q)

any guarantee issued to the trustees of, or otherwise in respect of the obligations owing to, a pension scheme operated by a Group Member for the benefit of its employees where such guarantee is unsecured in the ordinary course of business;

(r)

any guarantee not permitted by the preceding paragraphs and not given to or for the benefit of a Group Member or a Restricted Person, where the aggregate principal liability (whether actual or contingent) of Group Members under all such guarantees does not exceed USD50,000,000 (or its equivalent in other currencies) in aggregate at any time; or

(s)	any guarantee or indemnity made, granted or given with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

“Permitted Joint Venture” means any investment in any Joint Venture where:

(a)	each of the following conditions is satisfied:

(i)	the Joint Venture is engaged in a business substantially the same as (or complementary to) that carried on by the Group;

(ii)	in any Financial Year of the Borrower, the aggregate of:

(A)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any Group Member;

(B)	the contingent liabilities of any Group Member under any guarantee given in respect of the liabilities of any such Joint Venture; and

(C)	the market value of any assets transferred by any Group Member to any such Joint Venture,

in each case, net of profit distributions and returns on investment in cash from Permitted Joint Ventures (in each case received by a Group Member after the Signing Date), when aggregated with (I) the Total Purchase Price in respect of Permitted Business Acquisitions in that Financial Year and (II) the amount of any Permitted Acquisition pursuant to paragraph (f)(iii) of that definition, does not exceed USD50,000,000 (or its equivalent in other currencies);

A53429063	Polestar Facilities Agreement

28

(iii)

no Event of Default is continuing on the date of the acquisition of, or investment in, or transfer or loan to, or guarantee, Security or Quasi-Security for the obligations of, or the incurring of any other liability to, the Joint Venture or would occur as a result of the acquisition of or investment in, or transfer or loan to, or guarantee, Security or Quasi-Security for the obligations of, or the incurring of any other liability to, the Joint Venture; and

(iv)	the documents evidencing the terms of the Joint Venture do not commit any Group Member to fund obligations in excess of the amount permitted under paragraph (ii) above; and

(b)

any other Joint Venture existing as at Signing Date, provided that the aggregate investment (in dollar terms) pursuant to this paragraph (b) is no greater than USD50,000,000 in excess of the amount which is contractually committed as at the Signing Date (or its equivalent in other currencies); or

(c)	with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

“Permitted Loan” means:

(a)	any Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;

(b)	any intercompany loan or credit granted by a Group Member to another Group Member;

(c)	a loan made to a Joint Venture to the extent constituting a Permitted Joint Venture;

(d)

any deferred consideration in relation to Permitted Disposals where the amount of such deferred consideration does not exceed 30 per cent. of the aggregate consideration receivable by the Group Member(s) in respect of that Permitted Disposal and where such deferred consideration has to be paid within 12 months of the date of such Permitted Disposal;

(e)

a loan made by a Group Member to a director, officer, employee, member of management or manager of any Group Member in the ordinary course of business provided that the aggregate principal liability (whether actual or contingent) of Group Members under all such loans does not exceed USD 5,000,000 (or its equivalent in other currencies) in aggregate at any time;

(f)

any loan (other than a loan made by a Group Member to another Group Member or to any Restricted Person) so long as the aggregate amount of the Financial Indebtedness under any such loans, does not exceed USD20,000,000 (or its equivalent in other currencies) at any time; or

(g)	any loan or credit made, granted or given with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

A53429063	Polestar Facilities Agreement

29

“Permitted Sale and Leaseback” means the disposal of tooling, machinery and other equipment used in the production or development of cars (each, a “Tooling Asset”) (for the avoidance of doubt, not including cars) by a Group Member to the Keepwell Provider or any of its Affiliates on terms where they may be leased back to a Group Member, provided that the aggregate amount of the book value of such Tooling Assets disposed of under such arrangement does not exceed (aggregated with any other such sale and leaseback arrangements) US$150,000,000 (or its equivalent) in any Financial Year of the Group.

“Permitted Security” means:

(a)	any Security or Quasi-Security arising as a result of or in relation to any Permitted Vehicle Leaseback or Finance Transaction or any Permitted Sale and Leaseback;

(b)

any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (and if customary in the relevant jurisdiction, any other Security or Quasi-Security over cash balances granted in favour of an account bank in accordance with its general terms and conditions with respect to the relevant bank account);

(c)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a Group Member for the purpose of:

(i)	hedging any risk to which that Group Member is exposed in its ordinary course of trading; or

(ii)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(d)

any lien arising by operation of law and/or in the ordinary course of business provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(e)	any Security or Quasi-Security created pursuant to any Finance Document;

(f)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by that Group Member;

(g)	any Security or Quasi-Security arising in connection with a Permitted Disposal or that constitutes a Permitted Disposal;

(h)	any Security or Quasi-Security over cash paid into an escrow account or in respect of cash cover, in each case in connection with a Permitted Acquisition;

A53429063	Polestar Facilities Agreement

30

(i)

any Security or Quasi-Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any indebtedness has the benefit of Security given by any Group Member other than any permitted under paragraphs (b) to (h) of this definition) would not result in:

(i)	where such Security or Quasi-Security is over cars of a Group Member, paragraph (c) or paragraph (d) of Clause 22.2 (Financial condition) being breached; or

(ii)	where such Security or Quasi-Security is not over cars of a Group Member, paragraph (d) of Clause 22.2 (Financial condition) being breached.

(j)	any Security or Quasi-Security created with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

“Permitted Share Issue” means an issue of shares by any Group Member, to the extent such issue will not lead to a Change of Control and:

(a)

(in case such Group Member is not a wholly-owned Subsidiary of the Borrower) proportionate to (or more favourable from the Borrower’s perspective) the Borrower’s direct or indirect existing holding of shares in such Group Member, provided further that it would not result in such Group Member ceasing to be a Group Member; and

(b)	(in case such Group Member is a wholly-owned Subsidiary of the Borrower) would not result in such Group Member ceasing to be wholly-owned by the Borrower.

“Permitted Share Transaction” means any acquisition or redemption of 50,000 redeemable preference shares in the Borrower, provided that the aggregate consideration payable in respect of such shares is no greater than GBP 70,000.

“Permitted Vehicle Leaseback and Financing Transaction” means any bailment, sale and leaseback or sale and buyback transaction where vehicles are purchased by a lease company, buyback company or bank and then leased back, bought back or otherwise returned to a Group Member, in each case the subsistence or incurrence of which would to result in any of the financial covenants set out in paragraph (c), (d) or (e) of Clause 22.2 (Financial condition) being breached.

“PPAB Group” means the Guarantor and its Subsidiaries from time to time (each being a “PPAB Group Member”).

“PPAB Group Member” has the meaning given to the term under the definition of “PPAB Group”.

“PRC” means the People’s Republic of China, but, for the purpose of Finance Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PSD” means PSD Investment Limited, a BVI business company with limited liability incorporated under the laws of BVI (Company number 2033695) with its registered address at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG1110, British Virgin Islands.

“Qualifying Lender” has the meaning given to it in Clause 14 (Tax gross-up and indemnities).

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quarterly Financial Statements” means the financial statements or management accounts in respect of a person delivered pursuant to paragraph (b) of Clause 21.1 (Financial statements).

“Quasi-Security” has the meaning given to the term in Clause 23.3 (Negative pledge).

A53429063	Polestar Facilities Agreement

31

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two TARGET Days before the first day of that period; or

(b)	(if the currency is USD):

(i)	subject to paragraph (ii) below, two US Government Securities Business Days before the first day of that period; or

(ii)	if the Reference Rate is, or is based on, the Central Bank Rate, two US Government Securities Business Days before the first day of that period,

in each case, unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations for that currency and period would normally be given on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Rate” means, in relation to any Loan (Facility B):

(a)	the applicable CME Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan (Facility B); or

(b)	as otherwise determined pursuant to Clause 12.2 (Unavailability of CME Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Reinvestment Period” has the meaning given to the term under Clause 8.2 (Disposal Proceeds).

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	Its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Market” means:

(a)	in relation to euro, the European interbank market; and

(b)	in relation to USD, the market for overnight cash borrowing collateralised by US Government securities.

A53429063	Polestar Facilities Agreement

32

“Repeating Representations” means each of the representations set out in Clauses 20.1 (Status), 20.2 (Binding obligations), 20.3 (Non-conflict with other obligations), 20.4 (Power and authority), 20.6 (Governing law and enforcement), 20.10 (No default), 20.12 (Financial statements), 20.19 (Sanctions), and Clause 20.21 (Legal and beneficial ownership).

“Reporting Day” means:

(a)	subject to paragraph (b) below, the Quotation Day for the relevant Interest Period; or

(b)	if the Reference Rate is, or is based on, ICE Term SOFR or the Central Bank Rate, the date falling one Business Day after the Quotation Day for the relevant Interest Period.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Person” means:

(a)	any direct or indirect shareholder of the Borrower;

(b)	any person otherwise (except for those referred to under paragraph (a)) with an interest (direct or indirect) in the shares in the Borrower;

(c)	any joint venture, consortium, partnership or similar arrangement of which any person described in paragraphs (a) to (b) above is a member; and

(d)	any Affiliate of any person described in paragraphs (a) to (b) above.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any country-wide, region-wide or territory-wide Sanctions, being as at the date of this Agreement, Cuba, North Korea, Syria, Donetsk People’s Republic, Luhansk People’s Republic, the Crimea Region and Iran.

“Sanctioned Person” means, at any time, (i) any person listed in, or directly or indirectly owned or controlled by a person listed in, any Sanctions List; (ii) any person operating, incorporated under the laws of, organised or reside or owned or controlled by a person operating, incorporated under the laws of, organised or reside in a Sanctioned Country; (iii) the government of a Sanctioned Country or a member of the government of a Sanctioned Country; (iv) the Consolidated Sanctions List maintained by OFAC; (v) (in the case of the United States Department of State or the United States Department of Commerce) the Denied Persons List, the List of Statutorily Debarred Parties, the Entity List or the Terrorist Exclusion List; (vi) (in the case of His Majesty’s Treasury) List of Persons Subject to Restrictive Measures in View of Russia’s Actions Destabilising the Situation in Ukraine; (vii) (in the case of the European Union) the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions or (viii) any person that is otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Sanctions” means economic, financial or trade sanctions laws, regulations or embargoes or restrictive measures imposed, administered, adopted, enacted or enforced from time to time by a Sanctions Authority.

A53429063	Polestar Facilities Agreement

33

“Sanctions Authority” means (i) the United Nations Security Council, the United States, the United Kingdom, the European Union, any member state of the European Union, PRC, Hong Kong, Japan, any jurisdiction in which a Group Member is incorporated or in, from or to which it conducts its business or any jurisdiction in which any Finance Party performs any of its obligations under the Finance Documents; or (ii) any of the respective governmental institutions and agencies of any of the forgoing (including without limitation the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”), the US Department of State, the US Department of Commerce, the US Department of Treasury, His Majesty’s Treasury, the Hong Kong Monetary Authority, Japan Ministry of Finance and PRC Ministry of Commerce and any other authorities.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by His Majesty’s Treasury, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by the European Money Markets Institute (or any other person which takes over the publication of that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Secured Liabilities” means all present and future liabilities and obligations at any time due, owing or incurred by an Obligor or the Keepwell Provider to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)

any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)

any claim as a result of any recovery by any Obligor or the Keepwell Provider of a payment, prepayment, repayment, redemption, defeasance or discharge of those liabilities or obligations on the grounds of preference or otherwise, and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means:

(a)	the English law charge over each of the Interest Reserve Accounts entered into by the Company in favour of the Security Agent (the “Security Document (Closing)”); or

A53429063	Polestar Facilities Agreement

34

(b)	any other document as may be designated as a Security Document by the Security Agent and the Company.

“Security Document (Closing)” has the meaning given to the term under paragraph (a) of the definition of “Security Document”.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods).

“Signing Date” means the date of this Agreement.

“Snita” means Snita Holding B.V., a company incorporated in the Netherlands.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables).

“Sponsor Affiliate” means Mr. Li, the Keepwell Provider, PSD, VCC or Geely Automobile (each as a “Sponsor”), each of any Sponsor’s Affiliates, any trust of which any Sponsor or any of its Affiliates is a trustee, any partnership of which any Sponsor or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, any Sponsor or any of its Affiliates provided that any such trust, fund or other entity which has been established for at least 12 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by any Sponsor or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.

“Subordinated Debt” has the meaning given to the term under the Subordination Deed.

“Subordinated Creditor” means each subordinated creditor party to the Subordination Deed from time to time.

“Subordination Deed” means an English law governed subordination deed dated on or around the Signing Date between, amongst others, the subordinated creditors named therein, the Borrower and the Agent.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation or Mr. Li (solely for the purposes of determining a “Sponsor Affiliate” in respect of Mr. Li);

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation or Mr. Li; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation or Mr. Li (solely for the purposes of determining a “Sponsor Affiliate” in respect of Mr. Li),

and, for this purpose, a company or corporation shall be treated as being controlled by another company or corporation or Mr. Li (solely for the purposes of determining a “Sponsor Affiliate” in respect of Mr. Li), if that other company or corporation or that natural person is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

A53429063	Polestar Facilities Agreement

35

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 75 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75 per cent. of the Total Commitments immediately prior to the reduction).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to the term in Clause 14.1 (Definitions).

“Termination Date” means the date which is 36 Months after the Initial Utilisation Date, and provided that, if such date is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

“Test Date” has the meaning given to the term in Clause 22.1 (Financial definitions).

“Total Commitments” means the aggregate of the Total Facility A Commitments and Total Facility B Commitments.

“Total Facility A Commitments” means the aggregate of Commitments (Facility A), being EUR340,000,000 at the Signing Date.

“Total Facility B Commitments” means the aggregate of Commitments (Facility B), being USD583,489,000 at the Signing Date.

“Total Purchase Price” has the meaning given to the term in the definition of “Permitted Business Acquisition”.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of a Group Member arising in the ordinary course of business of a Group Member.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

A53429063	Polestar Facilities Agreement

36

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unsubordinated Shareholder Loan” means:

(a)

a shareholder loan pursuant to a facility agreement dated 3 November 2022 between the Borrower (as borrower) and Snita (as lender) originally with a principal amount of USD800,000,000, with the principal amount being subsequently increased to USD1,000,000,000 and an extended maturity date of 30 June 2027 announced to be further extended to 31 December 2028; and

(b)	any other shareholder loan from Snita to the Borrower already subsisting as at the Signing Date, and disclosed to the MLABs and the MLAs on or before the Signing Date,

each as amended from time to time, provided that, in each case, no such amendment shall have the effect of:

(i)	making the maturity date of the relevant Unsubordinated Shareholder Loan fall before the Termination Date;

(ii)	increasing the principal amount of the relevant Unsubordinated Shareholder Loan;

(iii)	enabling the relevant Unsubordinated Shareholder Loan to be supported by any guarantee, Security or Quasi-Security; or

(iv)	otherwise put the relevant Subordinated Creditor in a better position than it would have been, had the amendment not been effected,

unless otherwise approved by the Agent (acting on the instructions of the Super Majority Lenders).

“U.S.” means the United States of America.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“U.S. Tax Obligor” means:

(a)	the Borrower if it is resident for tax purposes in the U.S.; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for U.S. federal income tax purposes.

“Utilisation” means a utilisation of any Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

A53429063	Polestar Facilities Agreement

37

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above or imposed elsewhere.

“VCC” means Volvo Car Corporation, a company with limited liability incorporated under the laws of Sweden, with its company registration no. of 556074-3089 and its registered address at Avd. 50090 HB3S 405 31 Göteborg.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Agent”, any “Finance Party”, any “Global Coordinator”, any “Joint Green Loan Lead Coordinator”, the “Green Loan Coordinator”, any “MLAB”, any “MLA”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party” or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a Lender’s “cost of funds”, or “cost to it of funding” (or similar expressions) in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(v)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(vi)	a “group of Lenders” includes all the Lenders;

(vii)

“guarantee” means (other than in Clause 19 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

A53429063	Polestar Facilities Agreement

38

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation, including, where applicable, those issued, promulgated or published by NDRC and/or any other governmental agency in the PRC;

(xi)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xii)

an “agency” shall be construed so as to include any governmental, intergovernmental or supranational agency, authority, body, central bank, commission, department, ministry, organisation, statutory corporation or tribunal (including any political sub-division, national, regional or municipal government and any administrative, fiscal, judicial, regulatory or self-regulatory body or persons) including, where applicable, those issued, promulgated or published by NDRC and/or any other governmental agency in the PRC;

(xiii)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied to all the Lenders’ satisfaction or waived.

(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

A53429063	Polestar Facilities Agreement

39

1.3	Currency symbols and definitions

“U.S.$”, “USD” and “United States Dollars” denote the lawful currency of the United States of America. “€”, “EUR” and “euro” denote the single currency of the Participating Member States. “GBP” denotes the lawful currency of the United Kingdom.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to Clause 38.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate or any person described in paragraph (b) of Clause 28.11 (Exclusion of liability) may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.5	Swedish terms

(a)

Any transfer by novation in accordance with the Finance Documents, shall, as regards obligations owed by a company incorporated under Swedish law, be deemed to take effect as an assignment and assumption or transfer of such rights, benefits and obligations.

(b)	In this Agreement, where it relates to a Swedish entity, a reference to:

(i)

a composition or arrangement with any creditor includes (A) any write-down of debt (Sw. skulduppgörelse) following from any procedure of business reorganisation (Sw. företagsrekonstruktion) under the Swedish Act on Business Reorganisation (Sw. Lag om företagsrekonstruktion (2022:964)), or (B) any write-down of debt in bankruptcy (Sw. ackcord i konkurs) under the Swedish Insolvency Act (Sw. Konkurslag (1987:672));

(ii)

a compulsory manager, administrative receiver or administrator includes (A) a business reorganisation administrator (Sw. rekonstruktör) under the Swedish Act on business reorganisation, (B) a bankruptcy administrator (Sw. konkursförvaltare) under the Swedish Insolvency Act, or (C) liquidator (Sw. likvidator) under the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551) (the”Swedish Companies Act”));

(iii)	a merger includes any merger (Sw. fusion) implemented in accordance with Chapter 23 of the Swedish Companies Act; and

(iv)	a winding up, administration or dissolution includes voluntary liquidation (Sw. frivillig likvidation) or mandatory liquidation (Sw. tvångslikvidation) under Chapter 25 of the Swedish Companies Act.

If any party to this Agreement that is incorporated in or established under the laws of Sweden (the ”Obligated Party”) is required to hold an amount on trust on behalf of another party, the Obligated Party shall hold such money as agent for such other party on a separate account.

A53429063	Polestar Facilities Agreement

40

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement:

(a)	the Lenders (Facility A) make available to the Borrower a term loan facility in EUR in an aggregate amount equal to the Total Facility A Commitments.

(b)	the Lenders (Facility B) make available to the Borrower a term loan facility in USD in an aggregate amount equal to the Total Facility B Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor or the Keepwell Provider is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor or the Keepwell Provider which relates to a Finance Party’s participation in any Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor or the Keepwell Provider.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

(a)

Each Obligor (other than the Borrower) by its execution of this Agreement irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

A53429063	Polestar Facilities Agreement

41

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

All amounts borrowed by the Borrower under any Facility shall be applied as per Clause 43.2 (Green Loan – Purpose).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)

the Repeating Representations and any other representations expressed to repeat on such date in any other Finance Document to be made by each Obligor and the Keepwell Provider are true in all material respects.

A53429063	Polestar Facilities Agreement

42

4.3	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than three (3) Loans (Facility A) would be outstanding.

(b)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than three (3) Loans (Facility B) would be outstanding.

(c)	The Borrower may not request that a Loan be divided if, as a result of the proposed division, more than three (3) Loans (Facility A) would be outstanding.

(d)	The Borrower may not request that a Loan be divided if, as a result of the proposed division, more than three (3) Loans (Facility B) would be outstanding.

A53429063	Polestar Facilities Agreement

43

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods); and

(v)	it specifies the account and bank to which the proceeds of the Utilisation are to be credited.

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in the case of Facility A, EUR; or

(ii)	in the case of Facility B, USD.

(b)	Subject to paragraphs (c) and (d) below, the amount of the proposed Loan must be:

(i)	in the case of Facility A, a minimum of EUR5,000,000 or, if less, the Available Facility; and

(ii)	in the case of Facility B, a minimum of USD5,000,000 or if less, the Available Facility.

(c)

(In case the Available Commitment of a Facility will not be reduced to zero after a proposed Utilisation) such Facility may only be drawn, to the extent the other Facility is also drawn on the same proposed Utilisation Date on a pro rata basis, such that the proportion of Loan (Facility A) that will become outstanding immediately after such Utilisation bears to the then Total Facility A Commitments is the same as the proportion of Loan (Facility B) that will become outstanding immediately after such Utilisation to the then Total Facility B Commitments.

(d)	(In case the Available Commitment of a Facility will be reduced to zero after a proposed Utilisation) such Facility may only be drawn to the extent the other Facility is also drawn in full.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

A53429063	Polestar Facilities Agreement

44

(b)

The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment under a Facility to the Available Facility (in respect of that Facility) immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

The Commitments in relation to a Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for such Facility.

A53429063	Polestar Facilities Agreement

45

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loans

(a)	The Borrower shall repay each Loan (together with any accrued but unpaid amount under any Finance Document) in full on the Termination Date.

(b)	The Borrower may not reborrow any part of any Facility which is repaid.

7.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2	Voluntary cancellation

The Company may, if it gives the Agent not less than five (5) Business Days (or such shorter period as the Majority Lenders may agree) prior written notice, cancel:

(a)	the whole or any part (being a minimum amount of EUR5,000,000 and in integral multiples of EUR5,000,000) of the Available Facility under Facility A;

(b)	the whole or any part (being a minimum of USD5,000,000 and in integral multiples of USD5,000,000) of the Available Facility under Facility B,

provided that any partial cancellation under this Clause 7.2 in respect of a Facility:

(i)	shall reduce the Commitments of the Lenders under that Facility pro rata; and

(ii)

shall not be made unless the Borrower simultaneously cancels the Commitments of the other Facility pro rata (such that the proportion of the Available Facility to be cancelled under Facility A bears to the then aggregate Total Facility A Commitments is the same as the proportion of the Available Facility to be cancelled under Facility B bears to the then Total Facility B Commitments), and each Lender’s Commitments under the other Facility shall also be reduced rateably.

A53429063	Polestar Facilities Agreement

46

For the avoidance of doubt, no Facility may be cancelled in full unless the other Facility is also cancelled in full simultaneously.

7.3	Voluntary prepayment of Loans

(a)	The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay:

(i)	the whole or any part of any Loan (Facility A) (but, if in part, being an amount that reduces that Loan (Facility A) by a minimum amount of EUR5,000,000 and in integral multiples of EUR5,000,000); and

(ii)	the whole or any part of any Loan (Facility B) (but, if in part, being an amount that reduces that Loan (Facility B) by a minimum amount of USD5,000,000 and in integral multiples of USD5,000,000),

provided any partial prepayment of a Facility under this Clause 7.3 shall not be made, unless the Borrower simultaneously prepays the other Facility on a pro rata basis (such that the proportion of the amount to prepaid under Facility A bears to the then outstanding amount of Loans (Facility A) is the same as the proportion of the amount to be prepaid under Facility B bears to the then outstanding amount of Loans (Facility B)). For the avoidance of doubt, no Facility may be prepaid in full unless the other Facility is also prepaid in full simultaneously.

(b)	A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility to which that Loan relates is zero).

7.4	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in each Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

A53429063	Polestar Facilities Agreement

47

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may on 10 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.9 (Pro rata interest settlement)), Break Costs (as applicable) and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(g)

(i)

If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 10 Business Days’ notice of cancellation of the Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, the Available Commitment of the Defaulting Lender shall be immediately reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

A53429063	Polestar Facilities Agreement

48

8.	MANDATORY PREPAYMENT AND CANCELLATION

8.1	Change of control

If a Change of Control occurs:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation; and

(c)

if the Majority Lenders so require, the Agent shall, by not less than five (5) Business Days’ notice to the Borrower, cancel each Available Commitment and declare all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, each Facility shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable.

8.2	Disposal Proceeds

(a)	For the purposes of this Clause 8.2 and Clause 8.3 (Application of mandatory prepayments and cancellations):

“Disposal Proceeds” means the consideration receivable by any Group Member for any Disposal made by any Group Member pursuant to paragraph (k), (l), (m), (o), (q), (r), (v) and (w) (in the case of paragraph (w), if applicable) of the definition of “Permitted Disposal” except for Excluded Disposal Proceeds and after deducting:

(i)	any reasonable expenses which are incurred by any Group Member with respect to that Disposal to persons who are not Group Members; and

(ii)

any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined, on the basis of existing rates at the time of the Disposal, and taking account of any available Tax credit, deduction or allowance“.

“Excluded Disposal Proceeds” means the Disposal Proceeds , provided that, in each case:

(i)	to the extent those Disposal Proceeds are applied towards:

(A)	replacement for or investments in other assets comparable or superior as to type, value and quality for use in the business of the Group,

(B)

if (in the opinion of the Borrower, acting reasonably) such comparable or superior assets are not required based on the business of the Group at the relevant time, reinvestment in the Core Business of the Group;

in each case, as soon as possible but in any event within 120 days or such longer period as the Majority Lenders may agree after receipt or committed to be so applied within 120 days of receipt and actually applied as soon as possible but in any event within 180 days after being so committed (each such 120-day or 180-day period, the “Reinvestment Period”), those Disposal Proceeds shall constitute Excluded Disposal Proceeds. For the avoidance of doubt, after the expiry of the relevant Reinvestment Period, to the extent there is any amount from such Disposal Proceeds not so applied or designated (the “Remaining Amount”), such Remaining Amount shall count towards “Disposal Proceeds”); or

A53429063	Polestar Facilities Agreement

49

(ii)

the amount of Disposal Proceeds arising from any individual Disposal is equal to or less than USD10,000,000 and in aggregate equal to or less than USD50,000,000 in any Financial Year of the Borrower (and for the avoidance of doubt, any amount in excess of (to the extent of such excess) the de minimis thresholds set out in this paragraph (ii) shall count towards “Disposal Proceeds”).

(b)

The Borrower shall prepay the Loans, and cancels Available Commitments, in each case, in amounts equal to 50 per cent. of the amount of any Disposal Proceeds on the last day of the Interest Period during which the later of the following falls:

(i)	the date of receipt of such Disposal Proceeds; or

(ii)	the last day of the applicable Reinvestment Period,

and in the order of application contemplated by Clause 8.3 (Application of mandatory prepayments and cancellations).

8.3	Application of mandatory prepayments and cancellations

A prepayment of Loans or cancellation of Available Commitments under Clause 8.2 (Disposal Proceeds) shall be applied in the following order:

(a)

firstly, in prepayment of the Loans on a pro rata basis between the outstanding Loans (Facility A) and the outstanding Loans (Facility B), such that the proportion of the amount due to be applied in prepayment of Facility A bears to the then outstanding amount of Loans (Facility A) is the same as the proportion of the amount the Borrower shall apply in prepayment of Loans (Facility B) bears to the then outstanding amount of Loans (Facility B); and

(b)	thereafter, in cancellation of Available Commitments under each Facility on a pro rata basis (and the Available Commitments of each Lender under each Facility will be cancelled rateably).

8.4	Excluded proceeds

Where Excluded Disposal Proceeds are intended to be used for a specific purpose within a specified period, the Company shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

9.	RESTRICTIONS

9.1	Notices of cancellation or prepayment

Any notice of cancellation or prepayment given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

A53429063	Polestar Facilities Agreement

50

9.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (as applicable), without premium or penalty.

9.3	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.4	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.5	Agent’s receipt of notices

If the Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

9.6	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Loan under any Facility is repaid or prepaid, an amount of that Lender’s Commitment in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

9.7	Application of prepayments

Any prepayment of a Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

A53429063	Polestar Facilities Agreement

51

SECTION 5

COSTS OF UTILISATION

10.	INTEREST

10.1	Calculation of interest (Facility A)

The rate of interest on each Loan (Facility A) for each Interest Period relating thereto is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR.

10.2	Calculation of interest (Facility B)

The rate of interest on each Loan (Facility B) for each Interest Period relating thereto is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Reference Rate.

10.3	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period relating thereto (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

10.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on an Unpaid Sum from its due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of two (2) per cent. and the rate which would have been payable if that Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of that Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.4 shall be immediately payable by the relevant Obligor on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be the sum of two (2) per cent. and the rate which would have applied if that Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

A53429063	Polestar Facilities Agreement

52

10.5	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan (Facility A).

11.	INTEREST PERIODS

11.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)

Subject to this Clause 11, the Borrower may select an Interest Period of one (1), three (3) or six (6) Months or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	Each Interest Period for a Loan shall start on its Utilisation Date or (if already made) on the last day of its preceding Interest Period.

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3	Consolidation and division of Loans

(a)

If two or more Interest Periods relate to Loans in the same currency and end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)

Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans under the same Facility, that Loan will, on the last day of its Interest Period, be divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

A53429063	Polestar Facilities Agreement

53

12.	CHANGES TO THE CALCULATION OF INTEREST

12.1	Unavailability of Screen Rate relating to a Loan (Facility A)

(a)

Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan (Facility A), the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan (Facility A).

(b)	Shortened Interest Period: If no Screen Rate is available for EURIBOR for:

(i)	the currency of a Loan (Facility A); or

(ii)	the Interest Period of a Loan (Facility A) and it is not possible to calculate the Interpolated Screen Rate,

the Interest Period of that Loan (Facility A) shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of EURIBOR.

(c)

Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan (Facility A) is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for EURIBOR for:

(i)	the currency of that Loan (Facility A); or

(ii)	the Interest Period of that Loan (Facility A) and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR shall be the Historic Screen Rate for that Loan (Facility A).

(d)

Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of a Loan (Facility A), the applicable EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan (Facility A).

(e)

Cost of funds: If paragraph (d) above applies but no Interpolated Historic Screen Rate is available for the relevant currency or Interest Period there shall be no EURIBOR for that Loan (Facility A) and Clause 12.4 (Cost of funds) shall apply to that Loan (Facility A) for that Interest Period.

12.2	Unavailability of CME Term SOFR

(a)

Interpolated CME Term SOFR: If no CME Term SOFR is available for the Interest Period of a Loan (Facility B), the applicable Reference Rate shall be the Interpolated CME Term SOFR for a period equal in length to the Interest Period of that Loan (Facility B).

(b)

Shortened Interest Period: If no CME Term SOFR is available for the Interest Period of a Loan (Facility B) and it is not possible to calculate the Interpolated CME Term SOFR, the Interest Period of that Loan (Facility B) shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of “Reference Rate”.

(c)

Shortened Interest Period and Historic CME Term SOFR: If the Interest Period of a Loan (Facility B) is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no CME Term SOFR is available for the Interest Period of that Loan (Facility B) and it is not possible to calculate the Interpolated CME Term SOFR, the applicable Reference Rate shall be the Historic CME Term SOFR for that Loan (Facility B).

A53429063	Polestar Facilities Agreement

54

(d)

Shortened Interest Period and Interpolated Historic CME Term SOFR: If paragraph (c) above applies but no Historic CME Term SOFR is available for the Interest Period of the Loan (Facility B), the applicable Reference Rate shall be the Interpolated Historic CME Term SOFR for a period equal in length to the Interest Period of that Loan (Facility B).

(e)

ICE Term SOFR: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic CME Term SOFR, the Interest Period of that Loan (Facility B) shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable Reference Rate shall be the applicable ICE Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan (Facility B).

(f)

Interpolated ICE Term SOFR: If paragraph (e) above applies but no ICE Term SOFR is available for the Interest Period of that Loan (Facility B), the applicable Reference Rate shall be the Interpolated ICE Term SOFR for a period equal in length to the Interest Period of that Loan (Facility B).

(g)

Fixed Central Bank Rate: If paragraph (f) above applies but it is not possible to calculate the Interpolated ICE Term SOFR, the Interest Period of that Loan (Facility B) shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate shall be:

(i)	the percentage rate per annum which is the aggregate of:

(A)	the Central Bank Rate for the Quotation Day; and

(B)	the applicable Central Bank Rate Adjustment; or

(ii)	if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:

(A)	the most recent Central Bank Rate for a day which is no more than three US Government Securities Business Days before the Quotation Day; and

(B)	the applicable Central Bank Rate Adjustment.

(h)	If paragraph (g) above applies but there is no applicable Central Bank Rate, Clause 12.4 (Cost of funds) shall apply to that Loan (Facility B) for that Interest Period.

12.3	Market disruption

(a)

(In respect of a Loan (Facility A)) if before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan (Facility A) exceed 35 per cent. of that Loan (Facility A)) that the cost to it of funding its participation in that Loan (Facility A) from whatever source it may reasonably select would be in excess of EURIBOR then Clause 12.4 (Cost of funds) shall apply to that Loan (Facility A) for the relevant Interest Period;

A53429063	Polestar Facilities Agreement

55

(b)

(In respect of a Loan (Facility B) if before close of business in London on the Reporting Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan (Facility B) exceed 35 per cent. of that Loan (Facility B)) that its cost of funds relating to its participation in that Loan (Facility B) would be in excess of the Market Disruption Rate, then Clause 12.4 (Cost of funds) shall apply to that Loan (Facility B) for the relevant Interest Period.

12.4	Cost of funds

(a)	If this Clause 12.4 applies, the rate of interest on each relevant Lender’s share of relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the rates notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 12.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	(In respect of a Loan (Facility A)) if this Clause 12.4 applies pursuant to Clause 12.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan (Facility A) for that Interest Period shall be deemed, for the purposes of paragraph (a)(ii) above, to be EURIBOR.

(e)	(In respect of a Loan (Facility B)) if this Clause 12.4 applies pursuant to Clause 12.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the time specified in paragraph (a)(ii) above,

that Lenders cost of funds relating to its participation in that Loan (Facility B) for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate.

12.5	Notification to Company

If Clause 12.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

12.6	Break Costs

(a)

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (as applicable) attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day (in the case of any amount in euro) other than, or (in the case of any amount in USD) prior to, the last day of an Interest Period for that Loan or Unpaid Sum.

A53429063	Polestar Facilities Agreement

56

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period (in the case of any amount in euro) in which they accrue or (in the case of any amount in USD) in respect of which they become, or may become, payable.

13.	FEES

13.1	Commitment fee

(a)

The Borrower shall pay to the Agent (for the account of each relevant Lender) a commitment fee in respect of the Available Commitment of each Lender in respect of a Facility computed at the rate of 35 per cent. of the applicable Margin (on that Lender’s Available Commitment under that Facility, in the same currency in which that Facility is denominated).

(b)	Any commitment fee accrues on a daily basis, for the period starting from and including the Signing Date to and including the last day of the Availability Period.

(c)	The accrued commitment fee is payable on the last day of:

(i)	each successive period of three Months starting from the Signing Date;

(ii)	the Availability Period; and

(iii)	if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment in respect of that Facility, at the time the cancellation is effective.

(d)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

13.2	Arrangement fee and coordination fee

The Borrower shall pay to the Agent (for the account of each MLAB and each MLA) an arrangement fee and the Agent (for the account of the Global Coordinators) a coordination fee in the amount and at the times agreed in one or more Fee Letters.

13.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4	Security agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

13.5	Account Bank fee

The Borrower shall pay to the Account Bank (for the account of the Account Bank) an account bank fee in the amount and at the times agreed in a Fee Letter.

A53429063	Polestar Facilities Agreement

57

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.	TAX GROSS-UP AND INDEMNITIES

14.1	Definitions

In this Agreement:

“Borrower DTTP Filing” means an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1 (The Original Lenders), and is filed with H.M. Revenue & Customs within 30 days of the date of this Agreement; or

(b)

where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender, and is filed with H.M. Revenue & Customs within 30 days of the date that Treaty Lender becomes a Party as a Lender.

“Cancelled Certificate” means any QPP Certificate in respect of which HM Revenue & Customs has given a notification under regulation 7 of the QPP Regulations so that such QPP Certificate is a cancelled certificate for the purposes of the QPP Regulations.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“QPP Certificate” means a valid creditor certificate for the purposes of the QPP Regulations, given, in the case of an Original Lender, in the form set out in Schedule 10 (Form of QPP Certificate), or, in the case of a New Lender, in the form set out in the Schedule 2 of Schedule 4 (Form of Transfer Certificate), or Schedule 2 of Schedule 5 (Form of Assignment Agreement), as applicable.

“QPP Lender” means a Lender which has delivered a QPP Certificate to the Company, provided that such QPP Certificate is not a Withdrawn Certificate or a Cancelled Certificate.

“QPP Regulations” means the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

“Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

A53429063	Polestar Facilities Agreement

58

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)

a partnership each member of which is (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(iv)	a QPP Lender;

(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document; or

(c)	each Original Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

A53429063	Polestar Facilities Agreement

59

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means a Lender which is not a QPP Lender and:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loans is effectively connected; and

(c)

fulfils any conditions which must be fulfilled under the double taxation agreement for residents of that Treaty State to obtain full exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance under a Finance Document, except that for this purpose it shall be assumed that the following are satisfied:

(i)

any condition which relates (expressly or by implication) to there being a special relationship between the Borrower and the Lender or between both of them and another person, or to the amounts or terms of any Loan or the Finance Documents or to any other matter that is outside the exclusive control of that Lender; and

(ii)	any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(a)	an Original Lender listed in Schedule 1 (The Original Lenders); and

(b)	a Lender which is not an Original Lender,

which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.

Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

“Withdrawn Certificate” means a withdrawn certificate for the purposes of the QPP Regulations.

14.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

A53429063	Polestar Facilities Agreement

60

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(A)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.

A53429063	Polestar Facilities Agreement

61

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)

Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)

A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Lenders); and

(B)

a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(iii)

Each Lender that includes the confirmation described in paragraph (ii)(A) above in Schedule 1 (The Original Lenders) or the confirmation described in paragraph (ii)(B) above in the documentation which it executes on becoming a Party as a Lender thereby notifies the Borrower that, to the extent that that Lender is a Lender under a Facility made available to that Borrower and the HMRC DT Treaty Passport scheme is to apply in respect of that Lender’s Commitment(s) or its participation in any Loan to the Borrower, the Borrower must file a Borrower DTTP Filing.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	the Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	the Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by H.M. Revenue & Customs;

A53429063	Polestar Facilities Agreement

62

(B)	H.M. Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)	H.M. Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(j)	The Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(k)	A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Company by entering into this Agreement.

(l)	A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(m)	If any Obligor receives a notification from HM Revenue & Customs that a QPP Certificate given by a Lender has no effect, the relevant Obligor shall deliver a copy of that notification to the Lender.

(n)	The Parties acknowledge without any liability to any Party that, where a Lender can deliver a QPP Certificate, it will do so in the form set out in Schedule 10 (Form of QPP Certificate).

(o)

Each Lender shall use reasonable endeavours to submit to the Borrower any forms, documents or information as may be necessary for the Borrower to determine whether it is required to make payments under this Agreement subject to a Tax Deduction. For the avoidance of doubt, the provision of any forms, documents or information by the Lenders shall not be a condition to the Borrower’s obligation at paragraph 14.2(c) above to increase the amount of any such payments.

14.3	Tax indemnity

(a)

The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

A53429063	Polestar Facilities Agreement

63

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 14.2 (Tax gross-up);

(B)

would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Lender status confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(1)	not a Qualifying Lender;

(2)	a Qualifying Lender (other than a Treaty Lender or a QPP Lender);

(3)	a Treaty Lender; or

(4)	a QPP Lender.

If such a Lender fails to indicate its status in accordance with this Clause 14.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 14.5.

A53429063	Polestar Facilities Agreement

64

14.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

A53429063	Polestar Facilities Agreement

65

(d)

Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in the Value Added Tax Act 1994, Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction other than the United Kingdom or a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

A53429063	Polestar Facilities Agreement

66

(e)

If the Borrower is a U.S. Tax Obligor, or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the Signing Date;

(ii)	where the Borrower is a U.S. Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or

(iii)	where the Borrower is not a U.S. Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

14.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

A53429063	Polestar Facilities Agreement

67

15.	INCREASED COSTS

15.1	Increased Costs

(a)

Subject to Clause 15.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signing Date or (iii) the implementation or application of or compliance with Basel III, CRD IV or CRD V or any law or regulation that implements or applies Basel III, CRD IV or CRD V. The term “law” in this paragraph (a) shall include any law concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means EU CRD IV and UK CRD IV.

“CRD V” means EU CRD V and UK CRD V.

“EU CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (“CRR”); and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD4”).

“EU CRD V” means:

(i)	Regulation (EU) No 2019/876 of the European Parliament and of the Council of 20 May 2019 amending CRR and Regulation (EU) No 648/2012 (“CRR2”; and

A53429063	Polestar Facilities Agreement

68

(ii)	Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending CRD4 (“CRD5”).

””Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

“UK CRD IV” means:

(i)	CRR as it forms part of domestic law of the United Kingdom;

(ii)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the WAA) implemented CRD4 and its implementing measures;

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom; and

(iv)	any law which amends, replaces or restates any law specified in paragraphs (i) to (iii) above.

“UK CRD V” means:

(i)	CRR2 as it forms part of domestic law of the United Kingdom;

(ii)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the WAA) implemented CRD5 and its implementing measures;

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD V as it forms part of domestic law of the United Kingdom; and

(iv)	any law which amends, replaces or restates any law specified in paragraphs (i) to (iii) above or which otherwise implements Basel III in the United Kingdom.

“WAA” means the European Union (Withdrawal Agreement) Act 2020.

“Withdrawal Act” means the European Union (Withdrawal) Act 2018.

15.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

A53429063	Polestar Facilities Agreement

69

15.3	Exceptions

(a)	Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction to be made by a Party;

(iii)

compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 14.1 (Definitions).

16.	OTHER INDEMNITIES

16.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any information produced or approved by or on behalf of an Obligor or the Keepwell Provider in connection with a Facility being or being alleged to be misleading and/or deceptive in any respect;

A53429063	Polestar Facilities Agreement

70

(c)

any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or the Keepwell Provider or with respect to the transactions contemplated or financed under the Finance Documents;

(d)

a failure by an Obligor or the Keepwell Provider to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

16.3	Indemnity to the Agent or Account Bank

The Company shall (or shall procure that an Obligor will) promptly indemnify the Agent or the Account Bank against:

(a)	any cost, loss or liability incurred by the Agent or the Account Bank (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Account Bank (otherwise than by reason of the Agent’s or the Account Bank’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems etc.), notwithstanding the Agent’s the Account Banks’ negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Account Bank) in acting as Agent or Account Bank under the Finance Documents.

16.4	Indemnity to the Security Agent

(a)

The Company shall (or shall procure that an Obligor will) promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Company to comply with its obligations under Clause 18 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

A53429063	Polestar Facilities Agreement

71

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor or the Keepwell Provider in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

16.5	Indemnity to the Joint Green Loan Lead Coordinator and the Green Loan Coordinator

The Company shall promptly indemnify each Joint Green Loan Lead Coordinator and the Green Loan Coordinator against:

(a)

any cost, loss or liability incurred by any Joint Green Loan Lead Coordinator and the Green Loan Coordinator (acting reasonably) as a result of acting or relying on any notice, request, instruction or communication which it reasonably believes to be genuine, correct and appropriately authorised; and

(b)

any cost, loss or liability incurred by any Joint Green Loan Lead Coordinator and the Green Loan Coordinator (otherwise than by reason of such Joint Green Loan Lead Coordinator’s or Green Loan Coordinator’s gross negligence or wilful misconduct) in acting as Joint Green Loan Lead Coordinator or Green Loan Coordinator in relation to the Facilities.

17.	MITIGATION BY THE LENDERS

17.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor or the Keepwell Provider under the Finance Documents.

A53429063	Polestar Facilities Agreement

72

17.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.	COSTS AND EXPENSES

18.1	Transaction expenses

The Company shall promptly on demand pay the Agent, the Account Bank, the Security Agent, each Global Coordinator, each MLAB and each MLA the amount of all costs and expenses (including legal fees up to an amount of any agreed cap, to the extent that assumptions forming the basis for that cap were not breached) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and any Transaction Security; and

(b)	any other Finance Documents executed after the Signing Date.

For the avoidance of doubt, the Company is liable to any such costs and expenses whether any of the Facilities is drawn or not.

18.2	Amendment costs

If:

(a)	an Obligor or the Keepwell Provider requests an amendment, waiver or consent;

(b)	an amendment is required pursuant to Clause 32.10 (Change of currency); or

(c)	any amendment or waiver is contemplated or agreed pursuant to Clause 38.4 (Replacement of Screen Rate – Facility A) or Clause 38.5 (Replacement of Reference Rate – Facility B),

the Company shall, within three Business Days of demand, reimburse the Agent, the Account Bank and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent, the Account Bank or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating, complying with or implementing that request, requirement or actual or contemplated agreement.

18.3	Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document or taking or holding the Transaction Security, or enforcing those rights.

A53429063	Polestar Facilities Agreement

73

SECTION 7

GUARANTEE

19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by the Borrower of all that Borrower’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of the Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

A53429063	Polestar Facilities Agreement

74

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

A53429063	Polestar Facilities Agreement

75

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 19.

19.8	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

19.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.10	Guarantee Limitations – Sweden

The obligations and liabilities of the Guarantor and any other obligor incorporated in Sweden in its capacity as guarantor (each a “Swedish Guarantor”) under this Agreement and the other Finance Documents in respect of obligations of any Obligor other than such Swedish Guarantor or its wholly-owned Subsidiaries shall be limited if (and only if) required by the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) regulating distribution of assets within the meaning of Chapter 17, Section 3 (or its equivalent from time to time) of the Swedish Companies Act, and it is understood that the liabilities of each Swedish Guarantor under this Clause 19 only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

A53429063	Polestar Facilities Agreement

76

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	REPRESENTATIONS

Each of the Borrower and the Guarantor makes the representations and warranties set out in this Clause 20 to each Finance Party on the Signing Date.

20.1	Status

(a)	Each Obligor party hereto is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)	Each Group Member is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(c)	Each Obligor party hereto and each Group Member has the power to own its assets and carry on its business as it is being conducted.

(d)	No Obligor party hereto is a FATCA FFI or a U.S. Tax Obligor.

20.2	Binding obligations

Subject to the Legal Reservations and, in the case of the Security Documents, the requirements specified in Clause 20.5 (Validity and admissibility in evidence):

(a)	the obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a), each Security Document to which each Obligor is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

20.3	Non-conflict with other obligations

The entry into and performance by an Obligor party hereto of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to that Obligor;

(b)	that Obligor’s or any of that Obligor’s Subsidiaries’ constitutional documents; or

(c)

any agreement or instrument binding upon that Obligor or any of that Obligor’s Subsidiaries or any of that Obligor’s or any of that Obligor’s Subsidiaries’ assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.4	Power and authority

(a)

Each Obligor party hereto has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

A53429063	Polestar Facilities Agreement

77

(b)

No limit on any powers of an Obligor party hereto will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

20.5	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations, all Authorisations required or desirable:

(i)	to enable each Obligor party hereto lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which each Obligor hereto is a party admissible in evidence in its Relevant Jurisdictions;

(iii)	to enable each Obligor hereto to create the Security expressed to be created by it pursuant to any Security Document and ensure that such Security has the priority and ranking it is expressed to have, have been obtained, effected, done, fulfilled or performed and are in full force and effect.

(b)

All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Group as a whole have been obtained or effected and are in full force and effect, if, in each case failure to do so is reasonably likely to have a Material Adverse Effect.

(c)	All the Material Licences have been obtained or effected and are in full force and effect.

20.6	Governing law and enforcement

(a)

Subject to the Legal Reservations, the choice of the law stated to be the governing law of each Finance Document will be recognised and enforced in each of the Borrower’s and the Guarantor’s Relevant Jurisdictions.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in each of the Borrower’s and the Guarantor’s Relevant Jurisdictions.

20.7	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 24.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 24.8 (Creditors’ process),

has been taken or, to the knowledge of any Obligor, threatened in relation to any Obligor or a Group Member and none of the circumstances described in Clause 24.6 (Insolvency) applies to any Obligor or any Group Member.

20.8	Deduction of Tax

No Obligor is required to make any Tax Deduction (as defined in Clause 14.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is:

(a)	a Qualifying Lender:

A53429063	Polestar Facilities Agreement

78

(i)	falling within paragraph (a)(i) of the definition of Qualifying Lender; or

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of Qualifying Lender;

(iii)	that is a QPP Lender; or

(iv)	falling within paragraph (b) of the definition of Qualifying Lender; or;

(b)

a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

20.9	No filing or stamp taxes

Except for any filing with NDRC in accordance with the NDRC Order No. 56, under the law of each Obligor’s Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.10	No default

(a)

No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any of its Subsidiaries or to which any Obligor’s (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

20.11	No misleading information

(a)

Any factual written information provided by any Group Member in relation to the transactions contemplated by any Finance Document was true and accurate in all material respects and was not misleading in any material aspect, in each case as at the date it was provided or as at the date (if any) at which it is stated (being, in the case of the Business Plan, the date of the Business Plan, 17 October 2023).

(b)

Any financial projections or forecasts made by a Group Member and contained in the Business Plan have been prepared on the basis of historical information that was recent as at the date of the Business Plan (being 17 October 2023), on the basis of assumptions that were reasonable and fair as at the date of the Business Plan (being 17 October 2023), and arrived at after careful consideration.

(c)	Other than in respect of the Business Plan:

(i)	no event or circumstance has occurred or arisen and no information has been omitted from any information provided in respect of any of the paragraphs (a) and (b) above; and

A53429063	Polestar Facilities Agreement

79

(ii)	no information has been given or withheld that results in the foregoing being untrue or misleading in any material respect.

(d)	In the case of the Business Plan:

(i)	no event or circumstance had occurred or arisen and no information had been omitted from any information provided; and

(ii)	no information had been given or withheld that resulted in the Business Plan being untrue or misleading in any material respect,

in each case as at the date of the Business Plan, being 17 October 2023.

20.12	Financial statements

(a)

Each of the financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)

Each of the financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly present (if unaudited) the relevant person’s financial condition as at the end of the relevant financial year and its results of operations as at the end of and for the relevant financial year (consolidated in each case).

(c)

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(d)	There has been no material adverse change in the business, or financial condition of the Group, in each case, as a whole since the date of the Original Financial Statements.

20.13	Pari passu ranking

(a)

Subject to the requirements specified in Clause 20.5 (Validity and admissibility in evidence) and to the Legal Reservations, the Security has or will have the ranking in priority which it is expressed to have in the Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

(b)

Without limiting paragraph (a) above, each Obligor’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.14	No proceedings

(a)

No litigation, arbitration, administrative, governmental, criminal, regulatory or other investigative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor or any Group Member.

A53429063	Polestar Facilities Agreement

80

(b)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against any Obligor or any Group Member.

20.15	No breach of laws

(a)	No Obligor has (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Group Member which have or are reasonably likely to have a Material Adverse Effect.

20.16	Environmental laws

(a)

Each Group Member is in compliance with Clause 23.15 (Environmental compliance) and to the best of the knowledge and belief of any Group Member (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of the knowledge and belief of any Group Member (having made due and careful enquiry)) is threatened against any Group Member where that claim has or is reasonably likely if determined against that Group Member, to have a Material Adverse Effect.

20.17	Taxation

(a)	No Group Member or Obligor is overdue in the payment of any Taxes required to be paid by it other than any Taxes:

(i)	being contested by it in good faith and in accordance with the relevant procedures;

(ii)	which have been disclosed to the MLABs and the MLAs and for which adequate reserves are being maintained in accordance with the Accounting Principles; and

(iii)

where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document.

(b)	Each Obligor is resident for Tax purposes only in its Original Jurisdiction.

20.18	Anti-corruption and anti-money laundering

(a)

Each of the Obligors, their respective Subsidiaries and (to the best of their knowledge and belief) their Affiliates, each of their respective directors, officers, employees, agents and any other person acting on their behalf, have conducted their businesses in compliance with applicable Anti-Corruption Laws and AML/CTF Laws and have instituted and maintained policies and procedures designed to promote, achieve and are reasonably expected to ensure continued compliance with applicable Anti-Corruption Laws and AML/CTF Laws.

A53429063	Polestar Facilities Agreement

81

(b)

None of the Obligors or their respective Subsidiaries, nor, to their knowledge, any director, officer, agent, employee, Affiliate or other person acting on behalf of any of the Obligors or their respective Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable Anti-Corruption Laws and AML/CTF Laws.

(c)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Obligor or any of its Subsidiaries, any of their Affiliates or any of their respective directors, officers, agents or employees, in each case, with respect to applicable Anti-Corruption Laws and AML/CTF Laws is pending or, to the best of its knowledge, threatened.

20.19	Sanctions

None of the Obligors or their respective Subsidiaries, or any of their respective directors, Affiliates, officers, employees, beneficial owner or agents:

(a)	is a Sanctioned Person;

(b)

has been engaged in any transaction, activity or conduct (i) that might result in it or any of them being designated as a Sanctioned Person or (ii) with any Asset Freeze Target or (iii) with any other Sanctioned Person in violation of Sanctions or (iv) in any Sanctioned Country; or

(c)	that is in breach of or is the subject of any action or investigation under any applicable Sanctions.

20.20	Good title to assets

Each Obligor and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted (including but not limited to the vehicle inventories it may own).

20.21	Legal and beneficial ownership

The relevant Obligor is the sole legal and beneficial owner of the respective assets over which it purports to grant Transaction Security.

20.22	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or most recently delivered pursuant to paragraph (d) of Clause 21.4 (Information: miscellaneous) is true, complete and accurate in all material respects and shows the following information:

(a)

each Obligor, each Group Member, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a Group Member which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is not a company with limited liability; and

(b)	all minority interests in any Group Member and any person in which any Group Member holds shares in its issued share capital or equivalent ownership interest of such person.

A53429063	Polestar Facilities Agreement

82

20.23	No adverse consequences

(a)	It is not necessary under the laws of any Obligor’s Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

20.24	Centre of main interests and establishments

Each Obligor’s centre of main interest (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation)) (COMI) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.25	Authorised signatures

Any person specified as each Obligor’s authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (f) of Clause 21.4 (Information: miscellaneous) is authorised to sign the Utilisation Request (in the case of the Company only) and other notices on its behalf.

20.26	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, each Utilisation Date and the first day of each Interest Period.

21.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Financial statements

The Borrower shall supply (or procure to be supplied) to the Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within the later of (i) 120 days after the end of each Financial Year or (ii) the filing deadline for the Annual Report on Form 20-F imposed on foreign private issuers by the U.S. Securities Exchange Commission’ in respect of the Borrower (starting from the Financial Year ending on 31 December 2023) its audited consolidated financial statements for that Financial Year; and

(b)

as soon as the same become available, but in any event within 60 days after the end of each Financial Quarter (starting from the Financial Quarter ending on 31 March 2024) its consolidated management accounts for that Financial Quarter.

A53429063	Polestar Facilities Agreement

83

21.2	Provision and contents of Compliance Certificate

(a)

The Company shall supply a Compliance Certificate to the Agent with each set of the Annual Financial Statements and Quarterly Financial Statements (except for the Quarterly Financial Statements relating to a Financial Quarter ending on 31 December of each calendar year).

(b)

Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants) as at the date as at which those financial statements were drawn up, and, for the avoidance of doubt, shall include the then current Group Cash, Group Cash Equivalent Investment and Available Credit available to the Group and such other information as may be reasonably required by the Agent for it to verify each such computation.

(c)	The Borrower shall notify the Agent under each Compliance Certificate if a Default or Event of Default has occurred.

(d)	Each Compliance Certificate shall be signed by a director of the Borrower.

21.3	Requirements as to financial statements

(a)

Each set of financial statements or management accounts delivered by the Borrower pursuant to Clause 21.1 (Financial statements) shall include a balance sheet, profit and loss account and cashflow statement, and be certified by a director of the Borrower as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Borrower shall procure that each set of financial statements or management accounts delivered pursuant to Clause 21.1 (Financial statements) is prepared using the applicable Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that person unless, in relation to any set of financial statements or management accounts, it notifies the Agent that there has been a change in the relevant Accounting Principles, the accounting practices or reference periods and delivers to the Agent:

(i)

a description of any change necessary for those financial statements or management accounts to reflect the Accounting Principles, accounting practices and reference periods upon which that person’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements or management accounts and that person’s Original Financial Statements.

Any reference in this Agreement to those financial statements or management accounts shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

A53429063	Polestar Facilities Agreement

84

(c)

If the Borrower notifies the Agent of a change in accordance with paragraph (b) above, the Borrower and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

21.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

at the same time as they are dispatched, copies of all documents dispatched by the Borrower to its shareholders generally (or any class of them) or dispatched by the Borrower or any Obligors to its creditors generally (or any class of them);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration, administrative, governmental, criminal, regulatory or other investigative proceedings which are current, threatened or pending against any Obligor or any Group Member (including from any Sanctions Authority), and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor or any Group Member, and which might have a Material Adverse Effect;

(d)

at the end of each Financial Quarter, if there has been any change to the Group structure, a revised Group Structure Chart on the date falling 14 days after the last day thereof. If this sub-paragraph (d) is applicable, the Borrower shall notify the Agent in writing of such change promptly on or prior to such change;

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Document;

(f)

promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories; and

(g)

promptly, on request such further information regarding the financial condition, assets and operations of the Group and/or any Group Member as any Finance Party (through the Agent) may reasonably request.

21.5	Year-end

No Accounting Reference Date may be changed.

21.6	Notification of default

(a)

The Borrower shall (and shall procure that each other Obligor will) shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

A53429063	Polestar Facilities Agreement

85

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.7	Direct electronic delivery by Borrower

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly in accordance with Clause 34.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

21.8	Anti-corruption information

Unless such disclosure would constitute a breach of any applicable law or regulation, the Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

promptly upon becoming aware of them, the details of any actual violation by, or creation of liability for, any Obligor, any Group Member or any agent, director, employee or officer of any Obligor or any Group Member (or any counterparty of any such person in relation to any transaction contemplated by a Finance Document) of or in relation to any Anti-Corruption Laws; and

(b)	promptly upon request by any Finance Party (through the Agent), such further information relating to any matter referred to in paragraph (a) above as that Finance Party may reasonably require.

21.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor after the Signing Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

A53429063	Polestar Facilities Agreement

86

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22.	FINANCIAL COVENANTS

22.1	Financial definitions

In this Agreement:

“Acceptable Bank” means:

(a)	an Original Lender;

(b)

a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Agent.

“Available Credit” means in relation to any person and as at any date, any maximum available commitments under any of its committed facilities which are available to that person according to the terms of the relevant credit agreement (provided that no event of default is outstanding under such credit agreement) as of that date.

“Capex” means any expenditure or obligation in respect of expenditure which, in accordance with the applicable Accounting Principles, is treated as capital expenditure (including, for the avoidance of doubt, (i) the capital element of any expenditure or obligation incurred in connection with Capitalised Lease Obligations and (ii) any expenditure incurred in connection with any Capex Acquisition).

“Capex Acquisition” means the acquisition of a company (or any equity interests in a company) where the following criteria are met:

(a)

the only material assets of that company are assets (the direct acquisition of which would be treated as capital expenditure in the financial statements of the acquiror in accordance with the applicable Accounting Principles) and other assets that are incidental to and non-material to such first-mentioned assets; and

(b)	such company has no or a de minimis number of employees or such greater number of employees required to service and maintain the assets referred to in paragraph (a).

“Capitalised Lease Obligations” means with respect to any person, any rental obligation (including any hire purchase payment obligation) which, under the applicable Accounting Principles, would be required to be treated as a Finance Lease or otherwise capitalised in the audited financial statements of that person, but only to the extent of that treatment.

“Consolidated Group Assets” means, in respect of the Group, its consolidated gross assets as at the end of a financial period as shown in the financial statements or management accounts of the Group in relation to such financial period.

A53429063	Polestar Facilities Agreement

87

“Consolidated Group Financial Indebtedness” means, in respect of the Group, its consolidated Financial Indebtedness which is interest-bearing and not (or not required to) subordinated to the Facilities pursuant to the Subordination Deed, or otherwise on terms in form and satisfactory to the Agent.

“Consolidated Group Secured Financial Indebtedness” means, in respect of the Group, its Consolidated Group Financial Indebtedness supported by any Security or Quasi-Security over cars of any Group Member (to the extent permitted under this Agreement).

“Consolidated Revenue” means, in respect of the Group, its consolidated net operating revenue in respect of a financial period as shown in the financial statements in relation to such financial period.

“First Test Date” means 31 December 2023.

“Group Cash” means at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a Group Member with an Acceptable Bank and to which a Group Member is alone beneficially entitled and for so long as:

(a)	that cash is repayable within 3 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Member or of any other person whatsoever or on the satisfaction of any other condition;

(c)

there is no Security or Quasi-Security over that cash except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements; and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facilities.

“Group Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

A53429063	Polestar Facilities Agreement

88

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited; and

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above,

to the extent that investment can be turned into cash on not more than 30 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case, to which any Group Member is alone (or together with other Group Members) beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security (other than Security arising under the Transaction Security Documents).

“Test Date” means:

(a)

in respect of each of the financial covenants set out in paragraph (a) of Clause 22.2 (Financial condition), the First Test Date and date falling on the last day of each Financial Year of the Borrower thereafter; and

(b)

in respect of each of the financial covenants set out in paragraphs (b) to (e) of Clause 22.2 (Financial condition), the First Test Date, and the date falling on the last day of each Financial Quarter of the Borrower thereafter.

22.2	Financial condition

The Borrower shall ensure that:

(a)	in respect of a Financial Year ending on the following Test Dates:

(i)	the Consolidated Revenue of the Group shall not be less than the amount set out in the table below opposite such Test Date:

A53429063	Polestar Facilities Agreement

89

Test Date	Consolidated Revenue of the Group (USD, in millions)
31 December 2023	1,862.7
31 December 2024	5,359.9
31 December 2025	7,144.9
31 December 2026	8,670.2

(ii)	the Group (on a consolidated basis) shall not incur any Capex in any Financial Year in excess of the amount (the “Capex Limit”) set out in the table below opposite such Financial Year:

Financial Year ending on	Capex Limit (USD, in millions)
31 December 2023	636
31 December 2024	788
31 December 2025	534
31 December 2026	443

provided that:

(A)

the Capex Limit for each Financial Year (starting from the Financial Year ending on 31 December 2023, each a “Relevant Financial Year” for the purpose of this paragraph (A)) may be increased by an amount equal to the difference (if positive) (the “Unused Capex”) between the Capex Limit in the immediately preceding Financial Year in respect of such Relevant Financial Year and the Capex actually incurred during such preceding Financial Year provided that:

(A)	the amount of Unused Capex that may be carried forward from the Financial Year ending on 31 December 2023 shall be no more than USD40,000,000;

(B)	any amount so carried forward will be deemed to be utilised after the utilisation of the Capex Limit of such Relevant Financial Year;

(C)	no Unused Capex may be allowed to carried forward more than once; and

(D)	no Event of Default has occurred as at the time of the utilisation of such Unused Capex, or will result from its utilisation; and

(B)

any Capex funded by any Excluded Disposal Proceeds (falling within paragraph (i) of that definition and only to the extent the applicable Reinvestment Period in respect of those Excluded Disposal Proceeds has not elapsed) in a Financial Year shall not be taken into account for the purpose of the calculation of the Capex Limit in respect of that Financial Year.

A53429063	Polestar Facilities Agreement

90

(b)

the aggregate amount of the Group Cash, Group Cash Equivalent Investments and Available Credit available to any Group Member (or the equivalent value in EUR) shall be no less than EUR400,000,000 at any time;

(c)	the aggregate outstanding principal amount of any Consolidated Group Secured Financial Indebtedness shall not exceed USD1,375,000,000 at any time;

(d)	the aggregate outstanding principal amount of any Consolidated Group Financial Indebtedness shall not exceed USD5,500,000,000 at any time; and

(e)	the ratio of Consolidated Group Financial Indebtedness to Consolidated Group Assets as at a Test Date shall not exceed the ratio set out in the table below opposite such Test Date at any time:

The Test Date(s)	Ratio of Consolidated Group Financial Indebtedness to Consolidated Group Assets
31 December 2023, 31 March 2024, 30 June 2024 and 30 September 2024	1.00:1
31 December 2024, 31 March 2025, 30 June 2025 and 30 September 2025	0.90:1
31 December 2025, 31 March 2026, 30 June 2026 and 30 September 2026	0.85:1
31 December 2026 and each Test Date thereafter	0.80:1

22.3	Financial testing

(a)

The financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the applicable Accounting Principles and tested by reference to each of the financial statements or management accounts delivered pursuant to Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and contents of Compliance Certificate).

(b)	For the purpose of this Clause 22, no item shall be included or excluded more than once in any calculation.

22.4	Currency

For the purpose of this Clause 22, if any amount is in a currency other than EUR or USD, and is to be taken into account at its EUR or USD equivalent, it should be calculated on the basis of:

(a)	(subject to paragraph (b) below) on the day the relevant amount falls to be calculated;

(b)

if the amount is to be calculated on the last day of a financial period of the Borrower, the relevant rates of exchange used by the Borrower in, or in connection with, its financial statements for that period which are used to determine or calculate that amount.

A53429063	Polestar Facilities Agreement

91

23.	GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Authorisations

(a)	The Borrower and the Guarantor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Agent of,

any Authorisation required to:

(A)	enable it to perform its obligations under the Finance Documents to which it is a party; and

(B)	ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdictions of any Finance Document to which it is a party.

(b)

The Borrower and the Guarantor shall (and the Borrower shall ensure that each other Group Member will) maintain all its licenses, approvals, registrations or filings required under any law or regulation of a Relevant Jurisdiction in full force and effect to enable it to carry on business, if failure so to comply has or is reasonably expected to have a Material Adverse Effect.

23.2	Compliance with laws

The Borrower and the Guarantor shall (and the Borrower shall ensure that each other Group Member will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

23.3	Negative pledge

In this Clause 23.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	neither the Borrower nor the Guarantor shall (and the Borrower shall ensure that no other Group Member will) create or permit to subsist any Security over any of its assets.

(b)	neither the Borrower nor the Guarantor shall (and the Borrower shall ensure that no Group Member will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower, the Guarantor or any other Group Member;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

A53429063	Polestar Facilities Agreement

92

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is a Permitted Security.

23.4	Disposals

(a)

Except as permitted under paragraph (b) below, neither the Borrower nor the Guarantor shall (and the Borrower shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal or a Permitted Share Issue.

23.5	Arm’s length basis

Neither the Borrower nor the Guarantor shall (and shall ensure that no other Group Member will) enter into any transaction with any person otherwise than on arm’s length terms and for fair market value unless as otherwise expressly permitted under a Finance Document or required to be entered into pursuant to the terms of a Finance Document (including, for the avoidance of doubt, any actions or measures required or contemplated under the Keepwell Deed).

23.6	Loans or credit

(a)

Except as permitted under paragraph (b) below, neither the Borrower nor the Guarantor shall (and the Borrower shall ensure that no other Group Member will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to a Permitted Loan.

23.7	No guarantees or indemnities

(a)

Except as permitted under paragraph (b) below, neither the Borrower nor the Guarantor shall (and the Borrower shall ensure that no other Group Member will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is a Permitted Guarantee.

23.8	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Borrower shall not:

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

A53429063	Polestar Facilities Agreement

93

(iii)	pay or allow any Group Member to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

in each case, to any Restricted Person.

(b)	Paragraph (a) above does not apply to a Permitted Distribution.

(c)	The Borrower shall ensure that:

(i)

none of the corporate policies or constitutional documents of any Group Member (other than the Borrower) contains any restriction on the payment of dividends or the making of other distributions by any Group Member (other than the Borrower) to the Borrower, in each case other than any procedures for effecting such distributions existing in its constitutional documents at the Signing Date; and

(ii)

subject to any restrictions on the payment of dividends or the making of distributions or otherwise by any agreement (except for any entered into with a view to avoiding the payment of dividends or the making of distributions), judgment, decree, order, statue, governmental rule or regulation or applicable law and provided it would not cause and provided the relevant Group Member has excess funds available for such remittance, the relevant Group Member shall remit to the Borrower (whether by way of dividend or otherwise) such funds as are required by the Borrower to pay all amounts due and payable by the Borrower under this Agreement (as a result of the operation of any mandatory prepayment, acceleration or maturity of any Loan or otherwise) to the extent funds required for such purposes are not otherwise available to the Borrower.

23.9	Financial Indebtedness

(a)

Except as permitted under paragraph (b) below, neither the Borrower nor the Guarantor shall (and the Borrower shall ensure that no other Group Member will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness.

23.10	Merger

(a)	Neither the Borrower nor the Guarantor shall (and the Company shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) does not apply to any solvent reorganisation of a Group Member (other than an Obligor):

(i)	that is:

(A)	not resulting from any actual or anticipated financial difficulties;

(B)

(in the case of a merger or corporate reconstruction between a Group Member (other than an Obligor) with another person that is not a Group Member) such Group Member will be the surviving entity assuming all the assets of that other person; and

A53429063	Polestar Facilities Agreement

94

(C)	does not have or is not reasonably likely to have a Material Adverse Effect; or

(ii)	any amalgamation, demerger, merger or corporate reconstruction entered into with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

23.11	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Group (as a whole) from that carried on at the Signing Date.

23.12	Insurance

(a)

The Borrower and the Guarantor shall (and the Borrower shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business located in the same or a similar location.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

23.13	Acquisitions and Joint Ventures

(a)	Except as permitted under paragraph (b) below, neither the Borrower nor the Guarantor shall (and the Company shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them);

(ii)	enter into, invest in or acquire any shares, stocks, securities or other interest in any Joint Venture; or

(iii)

enter into, invest in, or otherwise acquire any interest in, transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture; or

(iv)	incorporate a company.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition or a Permitted Joint Venture.

23.14	Preservation of assets

The Borrower and the Guarantor shall (and the Borrower shall ensure that each other Group Member will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

A53429063	Polestar Facilities Agreement

95

23.15	Environmental compliance

The Borrower and the Guarantor shall (and the Borrower shall ensure that each Group Member will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.16	Environmental Claims

The Borrower and the Guarantor shall, promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any Group Member which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member,

where the claim, if determined against that Group Member, has or is reasonably likely to have a Material Adverse Effect.

23.17	Sanctions, anti-corruption, anti-money laundering and anti-terrorism

(a)

The Company shall not (and the Company shall ensure that no other Obligors, their respective Subsidiaries or Group Members will) contract, enter into any arrangements, transactions or agreements or otherwise establish any form of relationships with (i) any Asset Freeze Target, (ii) any other Sanctioned Person in violation of Sanctions or (iii) any Sanctioned Country or in any Sanctioned Country.

(b)

Each Obligor party to this Agreement shall ensure (and each Obligor shall ensure that each of the other Obligors, each of their respective Subsidiaries, Group Members will ensure) that it shall not and shall not permit or authorise any other person to directly or indirectly use, lend, make payments of, contribute or otherwise make available all or any part of the proceeds of any financing or any transactions contemplated by or provided under or in connection with the Finance Documents to fund any trade, business or other activities:

(i)	either directly or indirectly involving or for the benefit of (i) any Asset Freeze Target, (ii) any other Sanctioned Person in violation of Sanctions or (iii) any Sanctioned Country;

(ii)

for the purpose of funding, financing or facilitating any activities, business or transaction of or with (i) any Asset Freeze Target, (ii) any other Sanctioned Person in violation of Sanctions, or (iii) in any Sanctioned Country;

(iii)

in any manner that might result in any Obligor, any of its Affiliates, Group Members, or any member of the Bank Group being in breach of any Sanctions or becoming a Sanctioned Person or permit or authorise any other person to do so; or

(iv)

in a way that could reasonably be expected to (either directly or indirectly) result in an Obligor, any of its Affiliates, Group Members or any member of the Bank Group being in breach of any Anti-Corruption Laws or AML/CTF Laws.

A53429063	Polestar Facilities Agreement

96

(c)

The Company shall not (and the Company shall ensure that none of the other Obligors, their respective Subsidiaries or Group Members will) fund directly or indirectly all or part of any payment pursuant to the Finance Documents or discharge any obligation under the Finance Documents out of proceeds derived from or otherwise directly or indirectly sourced from:

(i)	(i) any Asset Freeze Target, (ii) any other Sanctioned Person in violation of Sanctions or (iii) any Sanctioned Country;

(ii)	any sanctioned or sanctionable activity or whose source is sanctioned; or

(iii)

any action or status which is prohibited by, or might cause any Obligor, any of their respective Affiliates, Group Members, any member of the Bank Group or any other person (including any person participating in the Loans, whether as administrative agent, arranger, issuing bank, lender, underwriter, advisor, investor or otherwise) to be in breach of, any Sanctions.

(d)

The Company shall not (and the Company shall ensure that none of the other Obligors, their respective Subsidiaries or Group Members will) directly or indirectly use the proceeds of any Facility (including the furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value to any person) for any purpose which would breach applicable Anti-Corruption Laws or AML/CTF Laws.

(e)

The Company shall, and the Company shall ensure that each of the other Obligors, their respective Subsidiaries, and Group Members and their respective directors, Affiliates, officers, employees, and agents will, conduct its businesses in compliance with applicable Anti-Corruption Laws and AML/CTF Laws and not in breach of any Sanctions, and maintain and enforce policies and procedures designed to promote and achieve compliance with such laws and to avoid breaching any Sanctions.

23.18	Taxation

(a)

The Borrower and the Guarantor shall (and the Company shall ensure that each Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Group Member may change its residence for Tax purposes.

23.19	Pari passu ranking

The Borrower and the Guarantor shall ensure that at all times any unsecured and unsubordinated claims of a Secured Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

A53429063	Polestar Facilities Agreement

97

23.20	Access

The Borrower and the Guarantor shall, and the Borrower shall ensure that each Group Member will, (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur) permit the Agent and/or the Security Agent and/or if reasonably necessary, any accountants or other professional advisers and contractors of the Agent and/or the Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Borrower to (a) following the occurrence of an Event of Default or where the Lenders reasonably suspect an Event of Default has occurred or is likely to occur, the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with management of the Group following reasonable notice and at agreed times.

23.21	Subordination

The Borrower must ensure that all present or future Subordinated Debt shall be, or become subordinated to, the Facilities by procuring that any creditor in respect of such Subordinated Debt becomes a party to the Subordination Deed as a “Subordinated Creditor” (as defined therein) on or before the Signing Date (or, if any Subordinated Debt is incurred after the Signing Date, by no later than the date on which such Subordinated Debt is incurred, in each case on terms as set out in the Subordination Deed) and in each case provided that Subordinated Debt falling under limb (c) of the defined term shall only be required to be subordinated to the Facilities following an Event of Default that is continuing.

23.22	Centre of main interests and establishments

The Borrower must procure that each Obligor shall maintain its centre of main interest (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”)) and/or (where relevant) the Regulation as it may form part the laws of the United Kingdom (“COMI”) in its Original Jurisdiction and shall not register any “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

23.23	Further assurance

(a)

The Borrower shall (and the Borrower shall procure that each other Group Member will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Secured Parties provided by or pursuant to the Finance Documents or by law;

A53429063	Polestar Facilities Agreement

98

(ii)

to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

The Borrower shall (and the Borrower shall procure that each Group Member will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

23.24	NDRC reporting

To the extent that the Facilities have been registered with NDRC in accordance with the NDRC Order No. 56, the Borrower shall:

(a)

procure that any reporting requirements under NDRC Order No. 56 in relation to the Facilities are complied with, and deliver to the Agent a copy of the evidence of the completion of such reporting requirement (which evidence may be in the form of a screenshot of the NDRC system showing that such reporting has been duly made);

(b)	(if applicable) submit an amendment application to the NDRC prior to the occurrence of any following circumstances:

(i)	any change in the currency of the Facilities to be utilised;

(ii)	change of the type of debt instrument;

(iii)	any material change in the purpose of the Facilities; and

(iv)

any other circumstances which may result in any material amendment and/or update of the items recorded in the NDRC Registration Certificate from time to time being required under the NDRC Order No. 56,

(any of the above, an “NDRC Approval Change”); and

(c)	(if applicable) deliver to the Agent a copy of the updated Enterprise Foreign Debt Filing/Registration (企业借用外债审核登记证明) or such other evidence that the NDRC Approval Change has been approved by NDRC.

23.25	Interest reserve

(a)

The Borrower shall maintain each of the Interest Reserve Accounts with the Account Bank and provide to the Agent, promptly on its request, any information relating to any Interest Reserve Account including the balance standing to its credit and account statements.

(b)	The Borrower shall maintain, in respect of any day on and following the Initial Utilisation Date:

(i)	in the Interest Reserve Account (EUR), an aggregate amount equal to or greater than the Interest Reserve Amount (EUR); and

A53429063	Polestar Facilities Agreement

99

(ii)	in the Interest Reserve Account (USD), an aggregate amount equal to or greater than the Interest Reserve Amount (USD),

in respect of that day.

(c)

At any time when no Event of Default has occurred, the Borrower may withdraw or transfer any amount standing to the credit of any of the Interest Reserve Accounts for the purposes of paying any amount due from it under the Finance Documents, provided that the balance standing to the credit of any of the Interest Reserve Accounts will not be less than any applicable Interest Reserve Amount, immediately after such withdrawal or transfer provided further that no Interest Reserve Account shall go into overdraft as a result of such withdrawal or transfer.

(d)

Where an Event of Default has occurred, the Security Agent may, and is hereby unconditionally and irrevocably authorised by the Borrower, to have sole signing rights in respect of each of the Interest Reserve Accounts and to operate each of the Interest Reserve Accounts, including giving or withdrawal instructions to the Account Bank for the withdrawal or transfer of any amount from each of the Interest Reserve Accounts for the purpose of satisfying any amount that is then due and payable by the Borrower under the Finance Documents.

23.26	BELR

The Borrower shall supply to a Lender which is an authorized institution (within the meaning of the Banking Ordinance (Cap. 155 of the Laws of Hong Kong)), immediately, notice in writing if, to the best of its knowledge, it is or becomes in any way related or connected (within the meaning of the Banking (Exposure Limits) Rules (Cap. 155S of the laws of Hong Kong) and regulations in respect thereof in Hong Kong) to the Bank Group of which that Lender is a member and, in the absence of any such notice, that Lender may assume that the Borrower is not so related or connected.

23.27	Loan proceeds to be applied towards PPAB Group

The Borrower shall, within 30 days of the Utilisation Date of a Loan, apply an amount not less than 50 per cent. of the proceeds of that Loan to the Guarantor for use by any member of the PPAB Group towards a purpose that is compliant with Clause 43 (Green Loan).

24.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 24 is an Event of Default (save for Clause 24.19 (Acceleration)).

24.1	Non-payment

An Obligor or the Keepwell Provider does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three (3) Business Days of its due date.

A53429063	Polestar Facilities Agreement

100

24.2	Financial covenants

Any requirement of Clause 22 (Financial covenants) of this Agreement or Clause 6 (Financial covenants) under the Keepwell Deed is not satisfied.

24.3	Other obligations

(a)

An Obligor, the Keepwell Provider or a Subordinated Creditor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants) of this Agreement and Clause 6 (Financial covenants) under the Keepwell Deed).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

24.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor, the Keepwell Provider or a Subordinated Creditor in the Finance Documents to which it is a party or any other document delivered by or on behalf of any Obligor, the Keepwell Provider (for the avoidance of doubt, to be limited to the Keepwell Deed and any other documents delivered by or on behalf of the Keepwell Provider under the Keepwell Deed) or Subordinated Creditor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.5	Cross default

(a)

Any Financial Indebtedness of any Group Member, Geely Automobile, Geely International, the Keepwell Provider or any other Obligor is not paid when due nor within any originally applicable grace period.

(b)

Paragraph (a) above shall not apply in respect of trade or other receivables which may from time to time be outstanding from any Group Member for the supply of goods and services to a Group Member, which are due and payable to any person:

(i)	which (as at the time such trade or other receivables arise) is its Affiliate; or

(ii)	in which (as at the time such trade or other receivables arise) Mr. Li directly or indirectly holds at least 51 per cent. of the shares or equity interests or which is otherwise Controlled by Mr. Li, including any such person which is a supplier to the Guarantor, including for the avoidance of doubt Asia Euro Automobile Manufacturing (Taizhou) Co. Ltd., in each case provided that no event of default (however described) has been called by the relevant creditor and payment has not been formally demanded by the relevant creditor.

(c)

Any Financial Indebtedness of any Group Member, Geely Automobile, Geely International, The Keepwell Provider or any other Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). This paragraph (b) shall not apply in respect of any Financial Indebtedness incurred by any Group Member owing to any Restricted Person to the extent such Financial Indebtedness is subordinated to the Facilities on terms satisfactory to the Lenders.

A53429063	Polestar Facilities Agreement

101

(d)

Any commitment for any Financial Indebtedness of any Group Member, the Keepwell Provider, or an Obligor is cancelled or suspended by a creditor of that Group Member, the Keepwell Provider or that Obligor as a result of an event of default (however described).

(e)

Any creditor of any Group Member, the Keepwell Provider or an Obligor becomes entitled to declare any Financial Indebtedness of that Group Member or Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(f)	No Event of Default will occur under this Clause 24.5:

(i)

in respect of any Financial Indebtedness incurred by the Guarantor owing to Polestar Automotive (Singapore) Pte. Ltd as at the Signing Date to the extent Polestar Automotive (Singapore) Pte. Ltd. executes the Subordination Deed by the Initial Utilisation Date.

(ii)

if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (e) above in respect of any PPAB Group Member is less than EUR15,000,000 (or its equivalent in any other currency or currencies);

(iii)

if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (e) above in respect of any Group Member that is not a PPAB Group Member (when aggregated with the amount of the Financial Indebtedness falling under paragraph (ii) above) is less than EUR30,000,000 (or its equivalent in any other currency or currencies);

(iv)

if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (e) above in respect of the Keepwell Provider, Geely Automobile or Geely International is less than EUR50,000,000 (or its equivalent in any other currency or currencies); or

(v)	in each case, if such event is capable of remedy and is remedied within 10 Business Days of its occurrence.

24.6	Insolvency

(a)	A Group Member, the Keepwell Provider or an Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)

Paragraph (a) above shall not apply in respect of trade or other receivables which may from time to time be outstanding from any Group Member for the supply of goods and services to a Group Member, which are due and payable to any person:

(i)	Which (as at the time such trade or other receivables arise) is its Affiliate; or

A53429063	Polestar Facilities Agreement

102

(ii)

in which (as at the time such trade or other receivables arise) Mr. Li holds directly or indirectly holds at least 51 per cent. of the shares or equity interests or which is otherwise Controlled by Mr. Li, including any such person which is a supplier to the Guarantor, including for the avoidance of doubt Asia Euro Automobile Manufacturing (Taizhou) Co. Ltd., in each case provided that no event of default (however described) has been called by the relevant creditor and payment has not been formally demanded by the relevant creditor.

(c)	A moratorium is declared in respect of any indebtedness of any Group Member, the Keepwell Provider or Obligor.

24.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

The suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member, the Keepwell Provider or an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Group Member, the Keepwell Provider or an Obligor;

(c)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Member, the Keepwell Provider or Obligor or any of a Group Member, the Keepwell Provider or an Obligor’s assets; or

(d)	enforcement of any Security over any assets of any Group Member, the Keepwell Provider or an Obligor,

or any analogous procedure or step is taken in any jurisdiction, provided that this Clause 24.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

24.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of:

(a)	a PPAB Group Member having an aggregate value of EUR15,000,000;

(b)	any Group Member that is not a PPAB Group Member having an aggregate value of EUR30,000,000 (when aggregated with the value of the assets falling under paragraph (a) above);

(c)	the Keepwell Provider having an aggregate value of EUR50,000,000,

and in each case, is not discharged within 14 days.

A53429063	Polestar Facilities Agreement

103

24.9	Failure to comply with court judgment or arbitral award

(a)

Any Group Member, the Keepwell Provider or Obligor fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction.

(b)	No Event of Default under paragraph (a) above will occur:

(i)	if the aggregate liability under that judgment or order in respect of any PPAB Group Member is less than EUR15,000,000 (or its equivalent in any other currency or currencies);

(ii)

if the aggregate liability under that judgment or order in respect of any Group Member that is not a PPAB Group Member (when aggregated with the liability under judgment or order falling under paragraph (i) above) is less than EUR30,000,000 (or its equivalent in any other currency or currencies); or

(iii)	if the aggregate liability under that judgment or order in respect of the Keepwell Provider is less than EUR50,000,000 (or its equivalent in any other currency or currencies).

24.10	Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor, the Keepwell Provider or a Subordinated Creditor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective, (subject to the Legal Reservations) does not or ceases to have the ranking and priority it is expressed to have or the subordination arrangement under the Subordination Deed is or becomes unlawful.

(b)

Any obligation or obligations of any Obligor, the Keepwell Provider or a Subordinated Creditor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Subordination Deed ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Secured Parties) to be ineffective.

24.11	Repudiation and rescission of agreements

An Obligor, the Keepwell Provider or Subordinated Creditor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

24.12	Cessation of business

Any Group Member, the Keepwell Provider or Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business unless (in the case of any Group Member that is not an Obligor) such business is transferred to another Group Member.

A53429063	Polestar Facilities Agreement

104

24.13	Audit qualification

(a)	The auditors of the Group qualify the audited annual consolidated financial statements of the Borrower.

(b)	The auditors of the Keepwell Provider qualify the audited annual consolidated financial statements of the Keepwell Provider.

24.14	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened:

(a)	in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or

(b)	otherwise against any Obligor, the Keepwell Provider or any Group Member or its assets (or against the directors of such Obligor, the Keepwell Provider or Group Member),

which (in each case) is reasonably likely to be adversely determined and, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect.

24.15	Expropriation

The authority or ability of any Group Member, the Keepwell Provider or an Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to that Group Member, the Keepwell Provider, that Obligor or any of their assets or the shares in that Group Member, the Keepwell Provider or that Obligor (including without limitation the displacement of all or part of the management of any Group Member, the Keepwell Provider or any Obligor).

24.16	Material Licences

(a)	Any Material Licence is terminated, cancelled, suspended or revoked (whether wholly or in part). No Event of Default shall occur under this paragraph (a) if:

(i)	such Event of Default is capable of being remedied; and

(ii)	such Material Licence is reinstated in full or replaced by a similar Material Licence (as applicable) within ten (10) days of the date of termination, cancellation, suspension or revocation.

(b)	Any restrictions or conditions are imposed on any Material Licence in a way that is adverse in any material respect to the interests of the relevant Group Member.

(c)	Any Material Licence is modified or varied in a way that is adverse in any material respect to the interests of the relevant Group Member.

(d)	Any Material Licence expires and is not renewed on substantially the same terms.

24.17	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

A53429063	Polestar Facilities Agreement

105

24.18	Listing Status

Either:

(a)

any of the Listco Class A ADSs or the Listco Class C-1 ADSs ceases to be listed on the Exchange (unless the Listco Class A ADSs or the Listco Class C-1 ADSs are (or the Agent is satisfied that the Listco Class A ADSs or the Listco Class C-1 ADSs will be) immediately re-listed, re-traded or re-quoted on a substitute exchange or quotation system located in the United States acceptable to the Agent); or

(b)	the trading of any of the Listco Class A ADSs or the Listco Class C-1 ADSs on the Exchange is suspended for a period of 15 or more consecutive Exchange Business Days,

in each case unless the Borrower continues to be, or becomes substantially simultaneously with such delisting or suspension, listed on any other exchange or quotation system approved by the Agent (acting reasonably and on the instructions of all Lenders).

24.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)

cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

A53429063	Polestar Facilities Agreement

106

SECTION 9

CHANGES TO PARTIES

25.	CHANGES TO THE LENDERS

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25 and Clause 26 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

25.2	Conditions of assignment or transfer

(a)

The consent of any Obligor or the Keepwell Provider is not required for any assignment or transfer in respect of any Commitment or any Loan, unless that assignment or transfer is made to a Distressed Investor or a Competitor prior to the occurrence of an Event of Default which is continuing (in which case, the Existing Lender intending to make the assignment or transfer would be obliged to obtain such consent).

(b)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)	A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs),

A53429063	Polestar Facilities Agreement

107

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply:

(i)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility; or

(ii)

in relation to Clause 14.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii)(B) of Clause 14.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender unless such confirmation was received by the Borrower less than 10 Business Days before the date on which the relevant payment was made.

(e)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR2,000 (in respect of any assignment or transfer under Facility A) or USD2,000 (in respect of any assignment or transfer under Facility B).

25.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

A53429063	Polestar Facilities Agreement

108

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, the MLABs, the MLAs, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, the MLABs, the MLAs, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

A53429063	Polestar Facilities Agreement

109

(iv)	the New Lender shall become a Party as a “Lender”.

25.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7	Copy of Transfer Certificate Assignment Agreement

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

25.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

A53429063	Polestar Facilities Agreement

110

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.9	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 25.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

A53429063	Polestar Facilities Agreement

111

26.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

26.1	Prohibition on Debt Purchase Transactions by the Group

The Borrower shall not, and shall procure that each other Group Member shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

26.2	Disenfranchisement of Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate:

(i)	beneficially owns a Commitment; or

(ii)

has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)	the Majority Lenders or any group or percentage of Lenders (including, for the avoidance of doubt, all the Lenders); or

(B)	whether:

(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)

Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

A53429063	Polestar Facilities Agreement

112

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

26.3	Sponsor Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5:00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

27.	CHANGES TO THE OBLIGORS

27.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

A53429063	Polestar Facilities Agreement

113

SECTION 10

THE FINANCE PARTIES

28.	ROLE OF THE FINANCE PARTIES

28.1	The Agent and the Security Agent

(a)	Each of the Global Coordinators, the MLABs, the MLAs and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Global Coordinators, the MLABs, the MLAs, the Lenders and the Agent appoints the Security Agent to act as security agent under and in connection with the Finance Documents.

(c)

Any reference in this Agreement to “security agent” means that the Security Agent is acting as security agent and security trustee, and the Security Agent declares that it holds the Charged Property on trust as security trustee for the Secured Parties on the terms contained in this Agreement.

(d)	To the extent that the security trusts established by this Agreement are not effective to confer the benefit of any Transaction Security upon any Secured Party:

(i)	the Security Agent shall act as security agent, and not as security trustee, for the relevant Secured Party in respect of that Transaction Security; and

(ii)	paragraph (c) shall not apply to that Transaction Security.

(e)

Each of the Secured Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

28.3	Instructions

(a)	Each of the Agent and the Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

A53429063	Polestar Facilities Agreement

114

(b)

Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or (i) if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties (ii) in the case of the Security Agent only, from the Agent) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 28.6 (No fiduciary duties) to Clause 28.11 (Exclusion of liability), Clause 28.15 (Confidentiality) to Clause 28.22 (Custodians and nominees) and Clause 28.26 (Acceptance of title) to Clause 28.29 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 29.1 (Order of application);

(B)	Clause 29.2 (Prospective liabilities); and

(C)	Clause 29.5 (Permitted Deductions).

(e)

If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 38 (Amendments and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

A53429063	Polestar Facilities Agreement

115

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g)

The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties (except for the Account Bank) until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 28.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)

Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

28.4	Duties of the Agent and Security Agent

(a)	The duties of the Agent, the Account Bank and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)

Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 25.7 (Copy of Transfer Certificate Assignment Agreement ), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)

Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Global Coordinators, the MLABs, the MLAs or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

A53429063	Polestar Facilities Agreement

116

28.5	Role of the Global Coordinators, the MLABs the MLAs

Except as specifically provided in the Finance Documents, none of the Global Coordinators, the MLABs or the MLAs has obligations of any kind to any other Party under or in connection with any Finance Document.

28.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent, the Account Bank, any of the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, the MLABs or the MLAs as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)

None of the Agent, the Account Bank, the Security Agent, the Global Coordinators, the Joint Green Loan Lead Coordinators the Green Loan Coordinator, the MLABs or the MLAs shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account. For the avoidance of doubt, none of the Joint Green Loan Lead Coordinators nor the Green Loan Coordinator have ongoing scope of work under the terms of the Finance Documents.

28.7	Business with the Group

The Agent, the Account Bank, the Security Agent, the Global Coordinators, the MLABs, the MLAs may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or Affiliate of an Obligor.

28.8	Rights and discretions

(a)	Each of the Agent, the Account Bank and the Security Agent may:

(i)

rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraphs (b) or (c) of Clause 26.2 (Disenfranchisement of Sponsor Affiliates)) believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

A53429063	Polestar Facilities Agreement

117

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties or security agent for the Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised;

(iii)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate; and

(iv)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each of the Agent, the Account Bank and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable) in its reasonable opinion deems this to be desirable.

(e)

Each of the Agent, the Account Bank and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Charged Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

A53429063	Polestar Facilities Agreement

118

(g)

Unless a Finance Document expressly provides otherwise, each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security agent under the Finance Documents.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent, the Global Coordinators, the MLABs or the MLAs is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.9	Responsibility for documentation

(a)

None of the Agent, the Security Agent, any of the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, any MLABs, any MLAs or any Lenders is responsible or liable for:

(i)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, the MLABs, the MLAs, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(ii)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property; or

(iii)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

(b)

None of the Agent, the Joint Green Loan Lead Coordinators or the Green Loan Coordinator is responsible or liable for the adequacy, accuracy or completeness of any Green Loan Information (whether oral or written) supplied by the Company, any Group Member or any other person in or in connection with any report and/or any Green Loan Provisions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Facility.

A53429063	Polestar Facilities Agreement

119

28.10	No duty to monitor

None of the Agent, the Account Bank, the Security Agent, any Joint Green Loan Lead Coordinators or the Green Loan Coordinator shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

(d)	whether or not any Declassification Event, a breach by an Obligor of clause 43 (Green Loan) or an inaccuracy in a Green Loan Impact Report has occurred; or

(e)	as to the performance, default or any breach by any Obligor of its obligations under any Green Loan Provision.

28.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Account Bank the Security Agent or any Receiver or Delegate), none of the Agent, the Account Bank, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Charged Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

A53429063	Polestar Facilities Agreement

120

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability (in the case of the Account Bank, including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Account Bank, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Account Bank, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Account Bank, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Charged Property and any officer, employee or agent of the Agent, the Account Bank, the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

None of the Agent, the Account Bank or the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent, the Account Bank or the Security Agent (as applicable) if the Agent, the Account Bank or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent, the Account Bank or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Account Bank, the Security Agent, any of the Global Coordinators, the MLABs or the MLAs to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or for any Affiliate of any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent, the Account Bank, the Security Agent and the Global Coordinators, the MLABs or the MLAs that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Account Bank, the Security Agent, any of the Global Coordinators, the MLABs or the MLAs.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Account Bank, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Account Bank, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Account Bank, the Security Agent, Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Account Bank, the Security Agent, Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Account Bank, the Security Agent, Receiver or Delegate has been advised of the possibility of such loss or damages.

A53429063	Polestar Facilities Agreement

121

(f)

None of the Agent , any of the Joint Green Loan Lead Coordinators or the Green Loan Coordinator is acting in an advisory capacity to any person in respect of any Green Loan Facility nor will the Agent, the Green Loan Coordinator or the Joint Green Loan Lead Coordinators be obliged to verify whether any Facility will comply with the Green Loan Facility provisions on behalf of any of the Finance Parties and each Finance Party is solely responsible at all times for making its own independent appraisal of, and analysis in relation to, each Green Loan Facility, the Eligible Green Activities, each Green Loan Transaction, the Green Loan Information and any other Green Loan provision of this Agreement.

(g)

The Joint Green Loan Lead Coordinators and the Green Loan Coordinator will not be liable for any action taken or not taken by it under or in connection with any Finance Document in such capacity, unless directly caused by its gross negligence or wilful misconduct.

(h)

No Party may take any proceedings against any officer, employee or agent of the Joint Green Loan Lead Coordinators or the Green Loan Coordinator in respect of any claim it might have against any Joint Green Loan Lead Coordinator or the Green Loan Coordinator or in respect of any act or omission of any kind by that officer, employee or agent in connection with the Facilities.

(i)

Each officer, employee or agent of the Joint Green Loan Lead Coordinators or the Green Loan Coordinator may rely on this Clause 28.11 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

28.12	Lenders’ indemnity to the Agent, the Account Bank and Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Account Bank, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability including, without limitation, for negligence or any other category of liability (including FATCA related liability) whatsoever incurred by any of them (otherwise than by reason of the Agent’s, the Account Bank’s, the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Account Bank, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Account Bank, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

28.13	Resignation of the Agent and the Security Agent

(a)	Each of the Agent and the Security Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Company.

(b)

Alternatively the Agent or the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the other Finance Parties and the Company) may appoint a successor Agent or Security Agent (as applicable).

A53429063	Polestar Facilities Agreement

122

(c)

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Company) may appoint a successor Agent or Security Agent (as applicable).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent or Security Agent (as applicable) shall, at its own cost, make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Company shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent), the transfer of the Charged Property to that successor.

(g)

Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 28.27 (Winding up of security agent arrangements) and (e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent), Clause 16.4 (Indemnity to the Security Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

A53429063	Polestar Facilities Agreement

123

(i)

the Agent fails to respond to a request under Clause 14.8 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 14.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

28.14	Replacement of the Agent or Security Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) or the Security Agent replace the Agent or the Security Agent by appointing a successor Agent or Security Agent.

(b)

The retiring Agent or Security Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent under the Finance Documents.

(c)

The appointment of the successor Agent or Security Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent or Security Agent. As from this date, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent), Clause 16.4 (Indemnity to the Security Agent) and this Clause 28 (and any agency or security agency fees for the account of the retiring Agent or Security Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent or Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.15	Confidentiality

(a)

In acting as agent or security agent for the Finance Parties or Secured Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

A53429063	Polestar Facilities Agreement

124

28.16	Relationship with the other Finance Parties

(a)

Subject to Clause 25.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(ii) of Clause 34.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)

Each Secured Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

28.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Agent, the Global Coordinators, the MLABs, and the MLAs that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Group Member;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Charged Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Charged Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

A53429063	Polestar Facilities Agreement

125

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.18	Agent’s and Security Agent’s management time

(a)

Any amount payable to the Agent or Security Agent under Clause 16.3 (Indemnity to the Agent), Clause 16.4 (Indemnity to the Security Agent), Clause 18 (Costs and expenses) and Clause 28.12 (Lenders’ indemnity to the Agent, the Account Bank and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to the Company and the other Finance Parties, and is in addition to any fee paid or payable to the Agent or Security Agent under Clause 13 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)

the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Company agreeing that it is otherwise appropriate in the circumstances,

the Company shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c)

If the Security Agent and the Company fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the Parties.

(d)	Any cost of utilising the Agent’s management time or other resources shall include, without limitation, any such costs in connection with Clause 26.2 (Disenfranchisement of Sponsor Affiliates).

A53429063	Polestar Facilities Agreement

126

28.19	Deduction from amounts payable by the Agent or Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.20	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Global Coordinators, the MLABs, the MLAs, the Agent, the Account Bank and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Global Coordinators, the MLABs, the MLAs, the Agent, the Account Bank or the Security Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

28.21	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

28.22	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any Charged Property as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the Charged Property and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

A53429063	Polestar Facilities Agreement

127

28.23	Insurance by Security Agent

The Security Agent shall not be obliged:

(a)	to insure any of the Charged Property;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

28.24	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be), may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

28.25	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Company and the Secured Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

A53429063	Polestar Facilities Agreement

128

28.26	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

28.27	Winding up of security agent arrangements

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the security agent arrangements and the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 28.13 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

28.28	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

28.29	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

28.30	Account Bank

(a)	The duties or obligations of the Account Bank are limited to those set out in the Agreement or the Security Document (Closing).

(b)

The Account Bank is not obliged to make any payment or otherwise act on a payment instruction until such instruction has been verified in accordance with the Account Bank’s customary procedures and policies concerning verification of account instructions. For the avoidance of doubt, the Parties agree that no call-back is required when instructions are delivered by electronic mail. The Account Bank is not obliged to do or omit to do anything if it would or might in its reasonable opinion be illegal or breach any internal policy or rules and the Account Bank.

A53429063	Polestar Facilities Agreement

129

(c)

The Account bank may resign on giving 90 Business Days’ notice to the Agent and the Borrower. To the extent the Borrower and the Agent have not appointed a replacement account bank within 30 days of the date of the Account Bank’s resignation notice, the Account Bank may appoint such replacement.

(d)

Alternatively the Borrower or the Agent (acting on the instructions of the Majority Lenders) may require the Account Bank to resign on giving 90 Business Days’ notice to the Account Bank, in which case the Borrower shall liable for payment of costs, expenses and fees incurred by the Account Bank as result of such retirement and replacement of Account Bank.

(e)

Any legal entity into which the Account Bank is merged or converted or any legal entity resulting from any merger or conversion to which the Account Bank is a party shall, to the extent permitted by applicable law, be the successor to the Account Bank without any further formality.

(f)

In the event of any conflict between the provisions of (x) this Agreement or the Security Document (Closing) and (y) an Account Bank mandate letter or standard account opening terms (if any and as applicable), or any other agreement relating to the Interest Reserve Accounts between the Borrower and the Account Bank, the terms and conditions of this Agreement or the Security Document (Closing) shall prevail, rule and govern between the Parties.

(g)

The Borrower appoints the Account Bank as the bank with which it will maintain each of the Interest Reserve Accounts. Each of the Interest Reserve Accounts shall be located in the same country as the jurisdiction of incorporation of the Account Bank and the Account Bank will operate each of the Interest Reserve Accounts from the location of the Account Bank. The Account Bank and each of the Interest Reserve Accounts shall be located in the same jurisdiction and the Account Bank is not permitted to operate any of the Interest Reserve Accounts located outside the jurisdiction of its incorporation.

(h)	The Borrower may not create or designate any new additional bank accounts as an Interest Reserve Account, without the consent of the Agent (acting on the instructions of the Majority Lenders).

(i)

For the avoidance of doubt, the Account Bank is not under any duty or obligation to ensure that any Interest Reserve Amount is maintained or that any withdrawal would result in any Interest Reserve Amount not being maintained.

(j)

To the extent the Secured Liabilities have been repaid in full and no Commitment is in force any longer, the Borrower shall notify the Account Bank to close each of the Interest Reserve Accounts, with a confirmation signed by the Agent to this effect.

A53429063	Polestar Facilities Agreement

130

29.	APPLICATION OF PROCEEDS

29.1	Order of application

Subject to Clause 29.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 29, the “Recoveries”) shall be held by the Security Agent for application at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 29), in the following order:

(a)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(b)

in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and

(c)	in payment to the Agent for application in accordance with Clause 32.6 (Partial payments).

29.2	Prospective liabilities

Following enforcement of any of the Transaction Security the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 29.1 (Order of application) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

29.3	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 29.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 29.3.

29.4	Currency Conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

29.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion:

(a)

to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

A53429063	Polestar Facilities Agreement

131

(b)

to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

29.6	Good Discharge

(a)

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.	CONDUCT OF BUSINESS BY THE SECURED PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).

A53429063	Polestar Facilities Agreement

132

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)

This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

A53429063	Polestar Facilities Agreement

133

SECTION 11

ADMINISTRATION

32.	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 32.12 (Payments to the Security Agent)) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account and with such bank as the Agent in each case specifies.

32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback and pre-funding) and Clause 32.12 (Payments to the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party.

32.3	Distributions to an Obligor

The Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent, the Account Bank or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Account Bank or the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent, the Account Bank or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent or as the case may be the Account Bank or the Security Agent shall on demand refund the same to the Agent or, as the case may be, the Account Bank or the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by it to reflect its cost of funds.

A53429063	Polestar Facilities Agreement

134

(c)

If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 28.14 (Replacement of the Agent or Security Agent), each Paying Party shall (other than to the extent that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

A53429063	Polestar Facilities Agreement

135

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

32.6	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)

First, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, any Receiver, any Delegate, the Global Coordinators, and MLABs, and the MLAs under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)

Subject to paragraphs (b) and (c) below, the currency in which a Facility is denominated is the currency of account and payment for any sum due from an Obligor under any Finance Document in respect of that Facility.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

A53429063	Polestar Facilities Agreement

136

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of a Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

A53429063	Polestar Facilities Agreement

137

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

32.12	Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require:

(a)	any Obligor to pay all sums due under any Finance Document; or

(b)	the Agent to pay all sums received or recovered from an Obligor under any Finance Document,

(c)	in each case as the Security Agent may direct for application in accordance with the terms of the Security Documents.

33.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax (except for any communication to be made or delivered to the Account Bank) or letter.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below (in its signature page);

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below (in its signature page),

A53429063	Polestar Facilities Agreement

138

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

34.5	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

A53429063	Polestar Facilities Agreement

139

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)	Any instruction given to the Account Bank by any other Party shall be:

(i)	in the form set out in the relevant schedules under the Security Document (Closing); and

(ii)	delivered via electronic mail or electronic channels.

(e)

In the event manual account instructions are provided to the Account Bank, the Account Bank is not liable for risks associated with electronic communications. Each Party acknowledges that there are security and other risks involved in instructions or other communications being sent by electronic mail, including fraud or interference by third parties, breakdown or failure of transmission, and corrupted, incomplete or delayed transmission, and shall bear all such risks in relation to instructions or other communication being, or purporting to be, given by electronic mail.

(f)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(g)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 34.5.

34.6	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

34.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

A53429063	Polestar Facilities Agreement

140

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

38.	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)

Subject to Clause 38.2 (All Lender matters) and Clause 38.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

(c)	Paragraph (c) of Clause 25.9 (Pro rata interest settlement) shall apply to this Clause 38.

A53429063	Polestar Facilities Agreement

141

38.2	All Lender matters

Subject to Clause 38.4 (Replacement of Screen Rate – Facility A) and Clause 38.5 (Replacement of Reference Rate – Facility B) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definitions of “Majority Lenders” and “Change of Control” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrower or the Guarantor;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 8.1 (Change of control), Clause 8.3 (Application of mandatory prepayments and cancellations), Clause 25 (Changes to the Lenders), Clause 27 (Changes to the Obligors), Clause 29 (Application of Proceeds), Clause 31 (Sharing among the Finance Parties), the governing law of any Finance Document, Clause 45.1 (Jurisdiction of English courts) or this Clause 38;

(i)

the release of any guarantee and indemnity granted under Clause 19 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

(j)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity);

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(k)	any provision of or in relation to the Keepwell Deed;

(l)	the order of priority or subordination contemplated under this Agreement or the Subordination Deed; or

(m)

Clause 20.18 (Anti-corruption and anti-money laundering), Clause 20.19 (Sanctions), Clause 21.8 (Anti-corruption information) or Clause 23.17 (Sanctions, anti-corruption, anti-money laundering and anti-terrorism), shall not be made without the prior consent of all the Lenders.

A53429063	Polestar Facilities Agreement

142

38.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, any of the Global Coordinators, the MLABSs or the MLAs (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, that Global Coordinator, that MLAB or that MLA, as the case may be.

38.4	Replacement of Screen Rate – Facility A

(a)

Subject to Clause 38.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan (Facility A), any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders (Facility A)) and the Borrower.

(b)

The Agent (acting on the instructions of the Majority Lenders (Facility A) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to euro in place of that Screen Rate as soon as practicable after the occurrence of such Screen Rate Replacement Event.

(c)	In this Clause 38.4:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

A53429063	Polestar Facilities Agreement

143

“Replacement Benchmark” means a benchmark rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(A)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(B)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (B) above;

(ii)

in the opinion of the Majority Lenders (Facility A) and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(iii)	in the opinion of the Majority Lenders (Facility A) and the Borrower, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(i)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders (Facility A) and the Obligors, materially changed;

(ii)

(A)

(1)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(B)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(C)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(D)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(iii)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

A53429063	Polestar Facilities Agreement

144

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders (Facility A) and the Obligors) temporary; or

(B)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(iv)	in the opinion of the Majority Lenders (Facility A) and the Obligors, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

38.5	Replacement of Reference Rate – Facility B

(a)	Subject to Clause 38.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders (Facility B)) and the Borrower.

(b)

The Agent (acting on the instructions of the Majority Lenders (Facility B)and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Reference Rate in relation to US$ in place of that Reference Rate as soon as practicable after the occurrence of such Published Rate Replacement Event.

(c)	In this Clause 38.5:

“Published Rate” means:

(i)	the CME Term SOFR for any Quoted Tenor;

A53429063	Polestar Facilities Agreement

145

(ii)	the ICE Term SOFR for any Quoted Tenor; or

(iii)	SOFR.

“Published Rate Replacement Event” means, in relation to a Published Rate:

A.	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders (Facility B) and the Obligors, materially changed;

(c)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(d)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders (Facility B) and the Obligors) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one Month; or

(e)	in the opinion of the Majority Lenders (Facility B) and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Quoted Tenor” means, in relation to CME Term SOFR or ICE Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

A53429063	Polestar Facilities Agreement

146

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or the economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)

in the opinion of the Majority Lenders (Facility B) and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders (Facility B) and the Obligors, an appropriate successor to a Published Rate.

38.6	Split voting

(a)

For the purposes of responding (or failing to respond) to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of the Lenders under the terms of this Agreement, a Lender may split its Commitment (or Commitment (Facility A) or Commitment (Facility B), as the case may be) into any number of portions and may respond (or fail to respond) or otherwise exercise its rights in respect of each such individual portion on a several basis.

(b)

If a Lender exercises its rights under paragraph (a) above in respect of any part of its Commitment (or Commitment (Facility A) or Commitment (Facility B), as the case may be), such Lender shall notify the Agent of the portions into which it has split its Commitment (or Commitment (Facility A) or Commitment (Facility B), as the case may be).

38.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facilities; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

A53429063	Polestar Facilities Agreement

147

that Defaulting Lender’s Commitments under any Facility will be reduced by the amount of its Available Commitments under that Facility and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above.

(b)	For the purposes of this Clause 38.7, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.8	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement in each case in respect of any portion of its Commitment(s) (or Commitment(s) (Facility A) or Commitment(s) (Facility B), as the case may be) within 20 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made:

(a)

the portion of its Commitment(s) (or Commitment(s) (Facility A) or Commitment(s) (Facility B), as the case may be) in respect of which it has failed to respond shall not be included for the purpose of calculating the Total Commitments (or Total Facility A Commitments or Total Facility B Commitments, as the case may be) when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments (or Total Facility A Commitments or Total Facility B Commitments, as the case may be) has been obtained to approve that request; and

(b)

its status as a Lender in respect of the portion of its Commitment(s) (or Commitment(s) (Facility A) or Commitment(s) (Facility B), as the case may be) in respect of which it has failed to respond shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.9	Replacement of a Defaulting Lender

(a)

The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

A53429063	Polestar Facilities Agreement

148

(i)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(ii)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (i) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 38.9 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than the date falling 20 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

39.	CONFIDENTIAL INFORMATION

39.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurers, reinsurers, insurance brokers, hedging counterparties, service providers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing

A53429063	Polestar Facilities Agreement

149

of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 28.16 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.8 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

A53429063	Polestar Facilities Agreement

150

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

39.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, a Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	Signing Date;

A53429063	Polestar Facilities Agreement

151

(v)	Clause 44 (Governing law);

(vi)	The names of the Agent and the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, the MLABs or the MLAs;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, a Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of a Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for a Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, a Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

39.4	Entire agreement

This Clause 39.4 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

A53429063	Polestar Facilities Agreement

152

39.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.6.

39.7	Publication

Each of the Global Coordinators, the Joint Green Loan Lead Coordinators, the Green Loan Coordinator, the MLABs, the MLAs shall have the right to disclose its participation in the Facilities including by way of the placement of “tombstone” advertisements, pitches, press releases and for the purposes of league tables.

39.8	Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40.	CONFIDENTIALITY OF FUNDING RATES

40.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) or (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 10.5 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender, as the case may be.

(c)	The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

A53429063	Polestar Facilities Agreement

153

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender, as the case may be.

40.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate (is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 40.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 40.

No Event of Default will occur under Clause 24.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 40.

41.	COUNTERPARTS

(a)	Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

A53429063	Polestar Facilities Agreement

154

(b)

The parties agree that any Finance Document, Green Loan Impact Report, Utilisation Request, or other related document, notice or communication can be executed using an Electronic Signature and where a Finance Document is executed using an Electronic Signature the original shall be:

(i)

where a Signing Platform is used, the signed and dated document stored in the cloud of that Signing Platform, any document which a party, or their legal advisors, downloads from the Signing Platform and the dated document circulated by e-mail on, or shortly after, the dating of such Finance Document; and

(ii)	where an Electronic Signature is affixed outside of a Signing Platform, the dated document circulated by e-mail on, or shortly after, the dating of such Finance Document.

For the purpose of this Clause

“Electronic Signature” means an electronic signature as set out in section 7 of the UK Electronic Communications Act 2000.

“Signing Platform” means DocuSign, or any other secure, electronic signing platform which allows a signatory to insert an Electronic Signature into an electronic version of a document and which the parties agree can be used to sign a Finance Document

42.	BAIL-IN

42.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

42.2	Bail-in definitions

In this Clause 42:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

A53429063	Polestar Facilities Agreement

155

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

A53429063	Polestar Facilities Agreement

156

(ii)	any similar or analogous powers under that Bail-In Legislation.

43.	GREEN LOAN

43.1	Green Loan – Definitions

In this Agreement:

“Eligible Green Activities” means the investments and expenditure incurred by the Borrower and Group Members in the design, manufacturing, sales, and related administrative and operational activities in each case of electric, hydrogen, or hybrid vehicles (under 50 gCO2/km up to 2025, and zero tailpipe emissions thereafter).

“GLP” means the Green Loan Principles published by the Loan Market Association on 23 February 2023 (as may be amended, restated, supplemented, modified or varied in any manner from time to time).

“Green Loan Facility” means a Facility which is aligned with the GLP and the Eligible Green Activities (and in respect of which the Borrower complies with all aspects of the GLP).

“Green Loan Impact Report” means a report substantially in the form set out in Schedule 9 (Form of Green Loan Impact Report).

“Green Loan Provisions” means each provision in this Clause 43 (Green Loan).

“Green Loan Transaction” means a Loan which is aligned with the GLP and the Eligible Green Activities (and in respect of which the Borrower complies with all aspects thereof).

43.2	Green Loan – Purpose

(a)	The Borrower shall apply the proceeds of each Facility solely towards:

(i)	the financing or refinancing (including directly or by way of on-lending to, or equity injection into, other Group Members) of Eligible Green Activities in compliance with GLP; and

(ii)

payment of fees and expenses (including the funding of any Interest Reserve Amount (and the Borrower hereby authorises the Agent, and the Agent hereby agrees to, such funding)) related to that Facility.

(b)

The Borrower shall ensure that the final allocation of proceeds of the Facilities (as shown in the most recent Green Loan Impact Report) is such that no more than an amount equal to twenty per cent of the aggregate amount of Utilisations drawn under the Facilities is finally allocated to General Expenditures of the Group. For the purpose of this paragraph, General Expenditures means investments and expenditures incurred by any Group Member where such investments and expenditure are not directly used to import or export vehicles or auto parts, capital expenditure or research and development expenditure for planned production cars.

A53429063	Polestar Facilities Agreement

157

43.3	Green Loan – Representations and warranties

The Borrower makes the following representations and warranties to each Finance Party on the date of this Agreement, and (other than the representation in paragraph (b) below) the date of each Utilisation Request and on each Utilisation Date:

(a)	it has obtained all necessary regulatory approvals and authorisations in relation to the Eligible Green Activities;

(b)

it has provided the Agent with all relevant information necessary (which, in each case, is true, complete and correct in all material respects as at the date of delivery, and is not misleading in any respect) for each Lender to evaluate whether a Facility qualifies as a Green Loan Facility or the transaction that the Borrower is applying for qualifies as a Green Loan Transaction;

(c)

it is not aware of any matter which will reasonably cause the Lenders not to classify a Facility as a Green Loan Facility or any transaction that the Borrower is applying for or has applied for as a Green Loan Transaction; and

(d)

the Eligible Green Activities comply with the GLP, the environmental sustainability objective pursued by the Eligible Green Activities are aligned with the GLP, the Eligible Green Activities can be categorized as an “eligible green project” under the GLP..

43.4	Green Loan – Undertakings

The Borrower shall:

(a)

provide all relevant information to the Agent to enable the Lenders to verify and monitor compliance with the GLP in relation to any Facility, and whether any Loan(s) under any Facility have been or are being applied towards the Eligible Green Activities (but without prejudice to the provisions of Clause 3.1 (Purpose));

(b)

maintain Group-wide policies and procedures to enable it to track utilisations under the Green Loan Facility or Green Loan Transaction(s) and monitor and evaluate on an on-going basis that the Green Loan Facility or Green Loan Transaction is being applied towards the Eligible Green Activities;

(c)

ensure that the proceeds of any Facility are credited to a dedicated bank account or otherwise tracked in an appropriate manner so that such loan proceeds will be applied in accordance with Clause 43.2 (Green Loan – Purpose) above;

(d)

(through its treasury team) be responsible for establishing the parameters for identifying the Eligible Green Activities, being helped by relevant business units in the process. The Borrower shall establish an internal governance process to allocate proceeds of Loans to the Eligible Green Activities in an appropriate manner, including by its or (if required) the relevant Group Member’s treasury team implementing a monitoring and reporting process aimed at ensuring that the aggregate of all outstanding Loans under the Facilities are allocated to the Eligible Green Activities over the term of the Facilities (or are standing to the credit of the relevant dedicated bank account as reported on in the Green Loan Impact Report) and that use of proceeds of Loans is for the Eligible Green Activities and is not subject to any other ‘use of proceeds’ obligation;

A53429063	Polestar Facilities Agreement

158

(e)

(through its treasury team) or (if required) the Borrower shall procure that the relevant Group Member’s treasury team will be responsible, having received input from relevant business units where necessary, for the preparation and co-ordination of the Green Loan Impact Report; and

(f)	deliver to the Agent, a Green Loan Impact Report:

(i)

on the first anniversary of the first Utilisation Date (and if such day is not a Business Day, the next Business Day) and thereafter on the date falling on each anniversary of the first Utilisation Date (and if such day is not a Business Day, the next Business Day) until the Facilities are fully utilised and allocated to the Eligible Green Activities; and/or

(ii)	promptly upon request by the Agent in writing (if the Majority Lenders, acting reasonably, consider that a Declassification Event has occurred or may occur).

43.5	Green Loan – Audit

(a)	If:

(i)	the Lenders consider it reasonably necessary; or

(ii)

a breach or likely breach of this Agreement has occurred which, in the opinion of the Lenders (acting reasonably), will result in a Declassification Event occurring or being reasonably likely to occur,

then the Lenders may at any time carry out (or arrange for a third party to carry out) any verifications or audits of the records of the Borrower to confirm its compliance with the obligations relating to this Clause 43 (Green Loan). For the purposes of sub-paragraph (i) above, the parties agree that it shall always be deemed to be “reasonably necessary” for such verifications or audits (including, without limitation, annual audits) to be carried out where the GLP requires or recommends an audit.

(b)	The Borrower shall cooperate with the Lenders in good faith to assist the Lenders or third party in carrying out the verification or audit.

(c)	The costs and expenses incurred in connection with any verification or audit referred to in paragraph (a) above shall be solely borne by the Borrower.

43.6	Green Loan – Declassification Event

(a)

On or at any time after the occurrence of a Declassification Event, the Agent may, and shall if so directed by the Majority Lenders), with immediate effect, declassify the Facilities as a Green Loan Facility (the date of such declassification being the Declassification Date).

(b)	Each of the following is a “Declassification Event”:

(i)	failure by the Borrower to perform or comply with the Green Loan undertakings set out in Clause 43.4 (Green Loan – Undertakings) above; and

(ii)	the Eligible Green Activities or this Agreement is no longer (or may no longer be) in compliance with the GLP.

A53429063	Polestar Facilities Agreement

159

(c)	The Borrower shall notify the Agent and the Lenders in writing promptly upon becoming aware of the occurrence of a Declassification Event.

(d)

No Default or Event of Default shall occur solely as a result of a Declassification Event or a Declassification Date occurring and no Event of Default will occur under the “other obligations Event of Default” by reason only of the Borrower’s failure to comply with a Green Loan Provision.

(e)

The Borrower shall not (and shall ensure that no other Group Member will) make any disclosure that references any Facility or Utilisation/Loan as a “Green Loan Facility” or a “Green Loan Transaction” at any time on or after the Declassification Date.

(f)	No Facility and no Utilisation/Loan may be re-classified as a “Green Loan Facility” “ or a “Green Loan Transaction” on or after the Declassification Date.

43.7	Waivers and Amendments

In determining whether to consent to any amendment or waiver, the relevant Finance Parties may have regard to the GLP.

43.8	Third Party Challenge

The Borrower shall promptly notify the Agent (for and on behalf of the Finance Parties) in writing if at any time it becomes aware of any challenge (or potential challenge) by a third party that the Eligible Green Activities or Facility Agreement is no longer (or may no longer be) in compliance with the GLP.

43.9	Advertisements & Publicity

(a)

A Green Loan Facility may be described as a ‘Green Loan that is aligned with the Green Loan Principles’ (or similar) in any announcements and/or publicity issued by the Finance Parties and may be disclosed for the purposes of the Finance Parties internal or external disclosure or reporting.

(b)

Notwithstanding any other provision of this Agreement, on and after the Declassification Date, neither the Borrower nor any Group Member shall refer to any Facility or any Loan under a Green Loan Facility as a ‘Green Loan that is aligned with the Green Loan Principles’ (or similar):

(i)	in any future financial statements or annual report (if applicable), to the extent that these are publicly available; or

(ii)	on the Group’s website; or

(iii)	in any regulatory news service announcement (or similar public announcement).

A53429063	Polestar Facilities Agreement

160

SECTION 12

GOVERNING LAW AND ENFORCEMENT

44.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

45.	ENFORCEMENT

45.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

45.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(i)

irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Company, by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the other Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	The Company expressly agrees and consents to the provisions of this Clause 45 and Clause 44 (Governing law).

46.	RECOGNITION OF HONG KONG STAY POWERS

Notwithstanding anything to the contrary in this Agreement or any other Finance Document or any other agreement, arrangement or understanding between the Parties relating to this Agreement, each of the Parties (other than the Excluded Counterparties) expressly agrees to be bound by any suspension of any termination right in relation to this Agreement imposed by the Resolution Authority in accordance with section 90(2) of the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong, to the same extent as if this Agreement was governed by the laws of Hong Kong.

A53429063	Polestar Facilities Agreement

161

For the purpose of this Clause 46 (Recognition of Hong Kong Stay Powers):

“Excluded Counterparty” means any Party which is (a) a financial market infrastructure; (b) the Hong Kong Monetary Authority; (c) the Government of the Hong Kong Special Administrative Region; (d) the government of a jurisdiction other than Hong Kong; or (e) the central bank of a jurisdiction other than Hong Kong; and

“Resolution Authority” means the resolution authority in Hong Kong in relation to a banking sector entity from time to time, which is currently the Hong Kong Monetary Authority.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

A53429063	Polestar Facilities Agreement

162

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment (Facility A) (in EUR)	Commitment (Facility B) (in USD)	Jurisdiction of incorporation	Lender status confirmation, Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
BNP PARIBAS, ACTING THROUGH ITS HONG KONG BRANCH	Nil.	107,970,000	France	A Treaty Lender Jurisdiction of tax residence: France Treaty Passport scheme reference Number: 5/B/255139/DTTP

NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited)	100,000,000	Nil.	France	a Treaty Lender Jurisdiction of tax residence: France Treaty Passport scheme reference Number: 5/N/243838/DTTP

STANDARD CHARTERED BANK (HONG KONG) LIMITED	Nil.	107,970,000	Hong Kong	A Treaty Lender Jurisdiction of tax residence: Hong Kong Treaty Passport scheme reference Number: 099/S/0361738/DTTP

A53429063	Polestar Facilities Agreement

163

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH	100,000,000	Nil.	Spain	a Qualifying Lender (other than a Treaty Lender or a QPP Lender)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	Nil.	100,000,000	Hong Kong	A Treaty Lender Jurisdiction of tax residence: Hong Kong Treaty Passport scheme reference Number: 99/H/358123/DTTP

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. (acting through its Offshore Banking Unit) (a company incorporated in the PRC with limited liability)	Nil.	84,000,000	PRC	Qualifying Lender other than a Treaty Lender or a QPP Lender, solely by virtue of paragraph (c) of the Qualifying Lender definition

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HONG KONG BRANCH (INCORPORATED IN FRANCE WITH LIMITED LIABILITY)	40,000,000	21,594,000	France	a Treaty Lender Jurisdiction of tax residence: France Treaty Passport scheme reference Number: 5/C/222082/DTTP

CITIBANK N.A., LONDON BRANCH	Nil.	53,985,000	U.S.	a Qualifying Lender (other than a Treaty Lender or a QPP Lender)

China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch	50,000,000	Nil.	PRC	Qualifying Lender other than a Treaty Lender or a QPP Lender, solely by virtue of paragraph (c) of the Qualifying Lender definition

A53429063	Polestar Facilities Agreement

164

CHINA ZHESHANG BANK CO., LTD. (HANGZHOU BRANCH)	50,000,000	Nil.	PRC	Qualifying Lender other than a Treaty Lender or a QPP Lender, solely by virtue of paragraph (c) of the Qualifying Lender definition

MIZUHO BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY), HONG KONG BRANCH	Nil.	53,985,000	Japan	A Treaty Lender Jurisdiction of tax residence: Japan Treaty Passport scheme reference Number: 43/M/274822/DTTP

MUFG BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY), HONG KONG BRANCH	Nil.	53,985,000	Japan	A Treaty Lender Jurisdiction of tax residence: Japan Treaty Passport scheme reference Number: 43/M/322072/DTTP

TOTAL	340,000,000	583,489,000	—	—

A53429063	Polestar Facilities Agreement

165

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Obligors and Subordinated Creditor

(a)	A copy of the constitutional documents of each Obligor and each Subordinated Creditor party to the Subordination Deed.

(b)	A copy of a resolution of the board of directors (or equivalent decision-making body) of each Obligor and each Subordinated Creditor party to the Subordination Deed:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

A certificate of each Obligor (signed by a director or an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on any Obligor to be exceeded.

(e)

A certificate of each Obligor and each Subordinated Creditor (signed by a director or an authorised signatory) party to the Subordination Deed certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

(f)	In respect of each Subordinated Creditor party to the Subordination Deed who is incorporated in Singapore:

(i)

a copy of a resolution signed by all the holders of its issued shares, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; and

(ii)

a copy of the certificate of appointment of corporate representative, executed by its shareholder(s), confirming the appointment of the representative of such shareholder(s) authorised to sign the resolutions delivered under paragraph (i) above.

2.	Keepwell Provider

(a)	A copy of the constitutional documents of the Keepwell Provider.

A53429063	Polestar Facilities Agreement

166

(b)	A copy of a resolution of the shareholders (or equivalent decision-making body) of the Keepwell Provider:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

A certificate of the Keepwell Provider (signed by a director) confirming the obligations of the Keepwell Provider under the Keepwell Deed would not cause any relevant limit (if any) binding on the Keepwell Provider to be exceeded.

(e)

A certificate of the Keepwell Provider (signed by a director) that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

3.	Finance Documents

(a)	This Agreement duly executed by all parties to it.

(b)	Each Fee Letter duly executed by all parties to it.

(c)	The Subordination Deed duly executed by all original parties to it.

(d)	The Keepwell Deed duly executed by all parties to it.

(e)	Each Letter of Comfort duly executed by all parties to it.

(f)	Each Security Document duly executed by all parties to it.

(g)	Evidence of all notices required to be sent under the Security Documents duly sent to the relevant counterparty.

4.	Legal opinions

(a)	A legal opinion of Linklaters LLP, legal advisers to the Finance Parties in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Linklaters, legal advisers to the Finance Parties in Hong Kong, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of Advokatfirman Cederquist KB, the legal advisers to the Finance Parties in Sweden, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

A53429063	Polestar Facilities Agreement

167

(d)	A legal opinion of Fangda Partners, the legal advisers to the Finance Parties in the PRC, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(e)	A legal opinion of Linklaters Singapore Pte. Ltd., legal advisers to the Finance Parties in Singapore, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5.	Other documents and evidence

(a)	Evidence that any process agent required to be appointed by any Finance Document has accepted its appointment.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements.

(d)	The Business Plan.

(e)	The Group Structure Chart.

(f)

Evidence satisfactory to the Agent that each Finance Party has carried out and is satisfied with the results of all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct pursuant to the transactions contemplated in the Finance Documents.

(g)

Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will have been paid by the Initial Utilisation Date (which evidence can be, for the avoidance of doubt, a duly executed Utilisation Request authorising the Agent to deduct any such fees, costs and expenses from the proceeds of Utilisation on the Initial Utilisation Date).

(h)

Evidence that each of the Interest Reserve Accounts has been opened and the applicable Interest Reserve Amount as at the Initial Utilisation Date (assuming all the Utilisations proposed to be made on that day has been made) has been or will have been deposited into the applicable Interest Reserve Account by the Initial Utilisation Date (which evidence can be, for the avoidance of doubt, a duly executed Utilisation Request authorising the Agent to transfer such Interest Reserve Amount to the applicable Interest Reserve Account from the proceeds of Utilisation on the Initial Utilisation Date).

(i)	Evidence that any governmental, regulatory approval, consent, filing and registration required for the Facilities has been obtained or completed, including the NDRC Registration Certificate.

A53429063	Polestar Facilities Agreement

168

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST

From:	Polestar Automotive Holding UK PLC

To:	[Agent]

Dated:

Dear Sirs

Polestar Automotive Holding UK PLC –Facilities Agreement

dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Facility Proposed Utilisation Date:	[Facility A/Facility B] [ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	[We authorise you to deduct an amount of [•] from the Loan for the purposes of paying the Finance Parties’ fees, costs and expenses due on the proposed Utilisation Date.]

5.	[We authorise you to transfer an amount of [•] from the Loan to each of the [Interest Reserve Account.]

6.	[After the deduction and/or transfer referred to in paragraphs [•], the remaining proceeds of this Loan should be credited to [account].]

7.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

Polestar Automotive Holding UK PLC

A53429063	Polestar Facilities Agreement

169

PART II

SELECTION NOTICE

From:	Polestar Automotive Holding UK PLC

To:	[Agent]

Dated:

Dear Sirs

Polestar Automotive Holding UK PLC –Facilities Agreement dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] in [identify currency] with an Interest Period ending on [ ].[1]

3.	We request that the next Interest Period for the above Loan[s] is [ ]

4.	[We request that the Loan be divided into [insert number] Loans under [insert the Facility under which the Loan is originally drawn].]

5.	This Selection Notice is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

Polestar Automotive Holding UK PLC

[1]	Insert details of all Loans in the same currency which have an Interest Period ending on the same date.

A53429063	Polestar Facilities Agreement

170

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[Agent]

From:	[ ] (the “Existing Lender”) and [ ] (the “New Lender”)

Dated:

Polestar Automotive Holding UK PLC –Facilities Agreement dated [    ] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 25.5 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in Schedule 1.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender or a QPP Lender);]

(b)	[a Treaty Lender;]

(c)	[a QPP Lender;]

(d)	[not a Qualifying Lender].[2]

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

[2]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

A53429063	Polestar Facilities Agreement

171

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][3]

6.	[The New Lender provides a QPP Certificate in the form set out Schedule 2.][4]

7.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [    ][5], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and that it wishes that scheme to apply to the Agreement.][6]

8.	The New Lender confirms that it [is]/[is not] a Sponsor Affiliate.

9.	[[The New Lender confirms that it [is]/[is not] a Distressed Investor, and [is]/[is not] a Competitor.][7]

10.	The New Lender confirms that its jurisdiction of incorporation is [ ].

11.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

12.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[3]	Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 14.1 (Definitions)
[4]

Statement to be included and separate QPP Certificate in the form of Schedule 2 to be executed alongside the Transfer Certificate if the New Lender is a person eligible for the UK withholding tax exemption for qualifying private placements

[5]	Insert jurisdiction of tax residence.
[6]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
[7]	Include where the transfer is made prior to the occurrence of an Event of Default which is continuing.

A53429063	Polestar Facilities Agreement

172

SCHEDULE 1

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [    ].

[Agent]

By:

A53429063	Polestar Facilities Agreement

173

SCHEDULE 2

Form of New Lender QPP Certificate

To:	Polestar Automotive Holding UK PLC as Borrower

From:	[Name of New Lender]

Dated:	[ ]

[Polestar Automotive Holding UK PLC]– £[•] Facilities Agreement

dated __________ 2024 (the “Agreement“)

14.	We refer to the Agreement. This is a QPP Certificate[8]. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.

15.	We confirm that:

(i)	we are beneficially entitled to all interest payable to us as a Lender under the Loan;

(ii)	we are a resident of a qualifying territory; and

(iii)	we are beneficially entitled to the interest which is payable to us on the Loan for genuine commercial reasons, and not as part of a tax advantage scheme.

These confirmations together form a creditor certificate.

16.

In this QPP Certificate the terms “resident”, “qualifying territory”, “scheme”, “tax advantage scheme” and “creditor certificate” have the meaning given to them in the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

[Name of New Lender]

By:

[This QPP Certificate is required where a lender is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such lender.]

[8]	A QPP Certificate is to be executed if the New Lender is a person eligible for the UK withholding tax exemption for qualifying private placements.

A53429063	Polestar Facilities Agreement

174

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[Agent] and Polestar Automotive Holding UK PLC as Company, for and on behalf of each Obligor

From:	[ ] (the “Existing Lender”) and [ ] (the “New Lender”)

Dated:

Polestar Automotive Holding UK PLC –Facilities Agreement dated [    ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 25.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in Schedule 1.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender or a QPP Lender);]

(b)	[a Treaty Lender;]

(c)	[a QPP Lender]

(d)	[not a Qualifying Lender].[9]

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

[9]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

A53429063	Polestar Facilities Agreement

175

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][10]

9.	[The New Lender provides a QPP Certificate in the form set out Schedule 2.][11]

10.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [    ][12], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and that it wishes that scheme to apply to the Agreement.][13]

10.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate Assignment Agreement ) of the Agreement, to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

11.	The New Lender confirms that it [is]/[is not] a Sponsor Affiliate.

12.	[[The New Lender confirms that it [is]/[is not] a Distressed Investor, and [is]/[is not] a Competitor.][14]

13.	The New Lender confirms that its jurisdiction of incorporation is [ ].

14.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

15.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

16.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

[10]	Include only if New Lender is a UK Non-Bank Lender – i.e. falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 14.1 (Definitions).
[11]

Statement to be included and separate QPP Certificate in the form of Schedule 2 to be executed alongside the Assignment Agreement if the New Lender is a person eligible for the UK withholding tax exemption for qualifying private placements

[12]	Insert jurisdiction of tax residence.
[13]	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
[14]	Include where the transfer is made prior to the occurrence of an Event of Default which is continuing.

A53429063	Polestar Facilities Agreement

176

SCHEDULE 1

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [    ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

A53429063	Polestar Facilities Agreement

177

SCHEDULE 2

Form of New Lender QPP Certificate

To:	Polestar Automotive Holding UK PLC as Borrower

From:	[Name of New Lender]

Dated:	[ ]

[Polestar Automotive Holding UK PLC]– £[•] Facilities Agreement

dated __________ 2024 (the “Agreement“)

17.	We refer to the Agreement. This is a QPP Certificate[15]. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.

18.	We confirm that:

(i)	we are beneficially entitled to all interest payable to us as a Lender under the Loan;

(ii)	we are a resident of a qualifying territory; and

(iii)	we are beneficially entitled to the interest which is payable to us on the Loan for genuine commercial reasons, and not as part of a tax advantage scheme.

These confirmations together form a creditor certificate.

19.

In this QPP Certificate the terms “resident”, “qualifying territory”, “scheme”, “tax advantage scheme” and “creditor certificate” have the meaning given to them in the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

[Name of New Lender]

By:

[This QPP Certificate is required where a lender is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such lender.]

[15]	A QPP Certificate is to be executed if the New Lender is a person eligible for the UK withholding tax exemption for qualifying private placements.

A53429063	Polestar Facilities Agreement

178

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[Agent]

From:	Polestar Automotive Holding UK PLC

Dated:

Dear Sirs

Polestar Automotive Holding UK PLC –Facilities Agreement dated [    ] (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.	We confirm that:

(a)

The Consolidated Revenue of the Group in respect of the Financial Year ending on [Test Date] is [•], and the Capex of the Group in respect of such Financial Year is [•] [and, a total of [•] is funded by Excluded Disposal Proceeds and a total of [•] is funded by Unused Capex carried forward from the immediately preceding Financial Year][16].[17]

(b)	As at [Test Date], the aggregate amount of the Group Cash, Group Cash Equivalent Investments and Available Credit available to any Group Member (or the equivalent value in EUR) is [•].[18]

(c)	As at [Test Date], the aggregate outstanding principal amount of Consolidated Group Secured Financial Indebtedness is [•].[19]

(d)	As at [Test Date], the aggregate outstanding principal amount of Consolidated Group Financial Indebtedness is [•].[20]

(e)	As at [Test Date], the ratio of Consolidated Group Financial Indebtedness to Consolidated Group Assets is [•].[21]

Please refer to the Schedule hereto for the calculation of each of paragraphs (a) to (e).

2.	[We confirm that no Event of Default or Default has occurred.][22] *

Signed:

Director of

Polestar Automotive Holding UK PLC

[16]	Include if relevant.
[17]	Applicable for each Test Date that falls on 31 December only.
[18]	Appliable for each Test Date.
[19]	Applicable for each Test Date.
[20]	Applicable for each Test Date.
[21]	Applicable for each Test Date.
[22]	If this statement cannot be made, the certificate should identify any Event of Default or Default that is continuing and the steps, if any, being taken to remedy it.

A53429063	Polestar Facilities Agreement

179

Schedule

Calculation of the financial covenants

A53429063	Polestar Facilities Agreement

180

SCHEDULE 7

TIMETABLES

“D – [”] refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

Loans

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 11.1 (Selection of Interest Periods))	D – 3 10:00 a.m. (London time)

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	D – 3 4:00 p.m. (London time)

EURIBOR is fixed	Quotation Day 11:00 a.m. (Brussels time)

Reference Rate is fixed	Quotation Day

A53429063	Polestar Facilities Agreement

181

SCHEDULE 8

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART I

FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION

To:	[ ] as Agent

From: [The Lender]

Dated:

Polestar Automotive Holding UK PLC – Facilities Agreement dated ______________________ 2024 (the “Facilities Agreement”)

1.

We refer to paragraph (b) of Clause 26.2 (Disenfranchisement of Sponsor Affiliates) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates
Commitment (Facility A)	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

Commitment (Facility B)	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

A53429063	Polestar Facilities Agreement

182

PART II

FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION /

NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH SPONSOR AFFILIATE

To:	[ ] as Agent

From:	[The Lender]

Dated:

Polestar Automotive Holding UK PLC – Facilities Agreement dated ______________________ 2024 (the “Facilities Agreement”)

1.

We refer to paragraph (c) of Clause 26.2 (Disenfranchisement of Sponsor Affiliates) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Sponsor Affiliate].[23]

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates
Commitment (Facility A)	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

Commitment (Facility B)	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

[23]	Delete as applicable

A53429063	Polestar Facilities Agreement

183

SCHEDULE 9

FORM OF GREEN LOAN IMPACT REPORT

GREEN LOAN IMPACT REPORT

To: Standard Chartered Bank (the Agent)

Address: 1 Basinghall Avenue, London EC2V 5DD, United Kingdom

Date: [●]

We refer to the Agreement dated [●] 2024 between, among other, Polestar Automotive Holding UK plc as borrower, Polestar Performance AB as guarantor and the Agent (the “Agreement”). This is a Green Loan Impact Report required under the terms of the Agreement. Terms defined in the Agreement have the same meaning when used in this Green Loan Impact Report unless given a different meaning in this Green Loan Impact Report.

This Green Loan Impact Report is a Finance Document under the Agreement.

Borrower Name:	Polestar Automotive Holding UK plc

Utilised amount of each Green Loan Facility (include currency) / Utilised amount of all Green Loan Transactions (include currency):	[●]

Relevant Sustainable Development Goals (SDGs) to which the Green Loan Facility and / or Green Loan Transactions significantly contributed to:

Details of how all utilisations under each Green Loan Facility and / or under all Green Loan Transactions have been applied towards the Eligible Green Activities and are compliant with the GLP.

Specifically:

•  how the proceeds of the Green Loan Facility or Green Loan Transactions have been applied to achieve the Eligible Green Activities;

•  how the Eligible Green Activities fits with the Borrower’s environmental sustainability objectives, including any eligibility criteria;

•  what steps the Borrower has taken to ensure that the proceeds of the Green Loan Facility or Green Loan Transactions have been properly and clearly allocated towards the Eligible Green Activities;

[●]

A53429063	Polestar Facilities Agreement

184

•  how the economic activity referred to in the Eligible Green Activities significantly contributed a positive impact to the relevant SDGs;

•  the process applied to determine the level of positive impact; and

•  any supplemental information on the identification, management and mitigation of environmental and social risks associated with the Eligible Green Activities.

Details of any utilisations which are standing to the credit of the relevant dedicated bank account to be deployed in accordance with the Eligible Green Activities (Utilisations Awaiting Deployment).

Relevant Jurisdictions:	[●]

Compliance Statement: We confirm that all utilisations under the Green Loan Facility and / or the Green Loan Transactions (as the case may be) have been or, in respect of Utilisations Awaiting Deployment, will be applied towards Eligible Green Activities and confirm compliance with clauses in the Agreement relating to the Eligible Green Activities and the GLP, including use of proceeds and relevant representations, warranties and undertakings. All relevant documents required to establish and support the statements made in this Green Loan Impact Report have been attached.

Signed: Name: Title:	Signed: Name: Title:

A53429063	Polestar Facilities Agreement

185

SCHEDULE 10

FORM OF QPP CERTIFICATE

To:	Polestar Automotive Holding UK PLC as Borrower

From:	[Name of Lender]

Dated:	[ ]

Polestar Automotive Holding UK PLC– Facilities Agreement

dated __________ 2024 (the “Agreement“)

1.	We refer to the Agreement. This is a QPP Certificate[24]. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.

2.	We confirm that:

(i)	we are beneficially entitled to all interest payable to us as a Lender under the Loan;

(ii)	we are a resident of a qualifying territory; and

(iii)	we are beneficially entitled to the interest which is payable to us on the Loan for genuine commercial reasons, and not as part of a tax advantage scheme.

These confirmations together form a creditor certificate.

3.

In this QPP Certificate the terms “resident”, “qualifying territory”, “scheme”, “tax advantage scheme” and “creditor certificate” have the meaning given to them in the Qualifying Private Placement Regulations 2015 (2015 No. 2002).

[Name of Lender]

By:

[This QPP Certificate is required where a lender is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such lender.]

[24]	A QPP Certificate is to be executed if the Original Lender is a person eligible for the UK withholding tax exemption for qualifying private placements.

A53429063	Polestar Facilities Agreement

186

SIGNATURES

The Company

Address:	Assar Gabrielssons väg 9, Göteborg, SE-405 31, Sweden

Fax	No: N/A

Attention:	[***]

Email:	[***] with a copy to legal@polestar.com

/s/ Thomas Ingenlath Signature of authorised signatory	/s/ Per Ansgar Signature of authorised signatory

Thomas Ingenlath	Per Ansgar
Name	Name

Polestar Facilities Agreement

The Guarantor

POLESTAR PERFORMANCE AB

Address:	Assar Gabrielssons väg 9, Göteborg, SE-405 31, Sweden

Attention:	[***]

E-mail:	[***] with a copy to legal@polestar.com

/s/ Thomas Ingenlath Signature of authorised signatory	/s/ Per Ansgar Signature of authorised signatory

Thomas Ingenlath	Per Ansgar
Name	Name

Polestar Facilities Agreement

The Global Coordinator

BNP PARIBAS

Signature: /s/ Christophe Cerisier

Name: Christophe Cerisier

Signature: /s/ Charmaine Lo

Name: Charmaine Lo

Polestar Facilities Agreement

The Global Coordinator

NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited)

Signature: /s/ Kevin Ye	Signature: /s/ Claire Chen

Name: Kevin Ye, Acquisition & Strategic Finance	Name: Claire Chen, Acquisition & Strategic Finance

Polestar Facilities Agreement

The Global Coordinator

STANDARD CHARTERED BANK

Signature: /s/ Simon Derrick

Name: Simon Derrick

Polestar Facilities Agreement

The Joint Green Loan Lead Coordinator

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

Signature: /s/ Pedro Garrido	Signature: /s/ Eugenia Rubio

Name: Pedro Garrido	Name: Eugenia Rubio

Polestar Facilities Agreement

The Joint Green Loan Lead Coordinator

BNP PARIBAS

Signature: /s/ Christophe Cerisier

Name: Christophe Cerisier

Signature: /s/ Charmaine Lo

Name: Charmaine Lo

Polestar Facilities Agreement

The Joint Green Loan Lead Coordinator

NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited)

Signature: /s/ Kevin Ye	Signature: /s/ Claire Chen

Name: Kevin Ye, Acquisition & Strategic Finance	Name: Claire Chen, Acquisition & Strategic Finance

Polestar Facilities Agreement

The Joint Green Loan Lead Coordinator

STANDARD CHARTERED BANK

Signature: /s/ Simon Derrick

Name: Simon Derrick

Polestar Facilities Agreement

The Green Loan Coordinator

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Signature: /s/ Alice C F Cheng

Name: Alice C F Cheng

Signature: /s/ Ethan T Y Leung

Name: Ethan T Y Leung

Polestar Facilities Agreement

The Mandated Lead Arranger and Bookrunner

BNP PARIBAS

Signature: /s/ Christophe Cerisier

Name: Christophe Cerisier

Signature: /s/ Charmaine Lo

Name: Charmaine Lo

Polestar Facilities Agreement

The Mandated Lead Arranger and Bookrunner

NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited)

Signature: /s/ Kevin Ye	Signature: /s/ Claire Chen

Name: Kevin Ye, Acquisition & Strategic Finance	Name: Claire Chen, Acquisition & Strategic Finance

Polestar Facilities Agreement

The Mandated Lead Arranger and Bookrunner

STANDARD CHARTERED BANK

Signature: /s/ Simon Derrick

Name: Simon Derrick

Polestar Facilities Agreement

The Mandated Lead Arranger and Bookrunner

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Signature: /s/ Alice C F Cheng

Name: Alice C F Cheng

Signature: /s/ Ethan T Y Leung

Name: Ethan T Y Leung

Signature: /s/ Jeff Lim

Name: Jeff Lim, Head of Loans Origination, Hong Kong Leveraged & Acquisition Finance Global Banking

Polestar Facilities Agreement

The Mandated Lead Arranger and Bookrunner

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

Signature: /s/ Pedro Garrido	Signature: /s/ Eugenia Rubio

Name: Pedro Garrido	Name: Eugenia Rubio

Polestar Facilities Agreement

The Mandated Lead Arranger and Bookrunner

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. (acting through its Offshore Banking Unit) (a company incorporated in the PRC with limited liability)

Signature: /s/ Ren Jun

Name: Ren Jun

Polestar Facilities Agreement

The Mandated Lead Arranger

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (incorporated in France with limited liability)

Signature: /s/ Pam Kwok

Name: Pam Kwok, Director

Signature: /s/ Kenneth Lee

Name: Kenneth Lee, Managing Director

Polestar Facilities Agreement

The Mandated Lead Arranger

CHINA BOHAI BANK CO., LTD. SHANGHAI FREE TRADE ZONE BRANCH

Signature: /s/ China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch

Name: China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch

Polestar Facilities Agreement

The Mandated Lead Arranger

MIZUHO BANK, LTD. (incorporated in Japan with limited liability)

Signature: /s/ Emily Lim

Name: Emily Lim, Head of Loan Capital Markets

Polestar Facilities Agreement

The Mandated Lead Arranger

MUFG Bank, Ltd. (incorporated in Japan with limited liability), Hong Kong Branch

Signature: /s/ Ip Ngai Ling

Name: Ip Ngai Ling, Managing Director Head of Global Corporate Banking, Hong Kong

Polestar Facilities Agreement

The Mandated Lead Arranger

CITIGROUP GLOBAL MARKETS ASIA LIMITED

Signature: /s/ Vincent Yeung

Name: Vincent Yeung, Director

Polestar Facilities Agreement

The Mandated Lead Arranger

CHINA ZHESHANG BANK CO., LTD. (HANGZHOU BRANCH)

Signature: /s/ China Zheshang Bank Co., Ltd.

Name: China Zheshang Bank Co., Ltd.

Polestar Facilities Agreement

The Agent

STANDARD CHARTERED BANK

Address: 1 Basinghall Avenue, 6th Floor, London, EC2V 5DD

Fax: +4420 7885 9728

Attention: Asset Servicing – Manager

Email: Loans.AgencyUK@sc.com

Signature: /s/ Faye Drew

Name: Faye Drew

Polestar Facilities Agreement

The Security Agent

STANDARD CHARTERED BANK

Address: 1 Basinghall Avenue, 6th Floor, London, EC2V 5DD

Fax: +4420 7885 9728

Attention: Asset Servicing – Manager

Email: Loans.AgencyUK@sc.com

Signature: /s/ Faye Drew

Name: Faye Drew

Polestar Facilities Agreement

The Account Bank

STANDARD CHARTERED BANK

Signature: /s/ Karin Flinspach

Name: Karin Flinspach

Polestar Facilities Agreement

The Original Lender

BNP PARIBAS

Signature: /s/ Christophe Cerisier

Name: Christophe Cerisier

Signature: /s/ Charmaine Lo

Name: Charmaine Lo

Polestar Facilities Agreement

The Original Lender

NATIXIS, HONG KONG BRANCH (incorporated in France and the liability of its members is limited)

Signature: /s/ Kevin Ye	Signature: /s/ Claire Chen

Name: Kevin Ye, Acquisition & Strategic Finance	Name: Claire Chen, Acquisition & Strategic Finance

Polestar Facilities Agreement

The Original Lender

STANDARD CHARTERED BANK (HONG KONG) LIMITED

Signature: /s/ Gao Ying

Name: Gao Ying, Managing Director, Client Coverage, Corporate, Commercial & Institutional Banking Hong Kong

Polestar Facilities Agreement

The Original Lender

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

Signature: /s/ Pedro Garrido	Signature: /s/ Eugenia Rubio

Name: Pedro Garrido	Name: Eugenia Rubio

Polestar Facilities Agreement

The Original Lender

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Signature: /s/ Alice C F Cheng

Name: Alice C F Cheng

Signature: /s/ Ethan T Y Leung

Name: Ethan T Y Leung

Polestar Facilities Agreement

The Original Lender

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. (acting through its Offshore Banking Unit) (a company incorporated in the PRC with limited liability)

Signature: /s/ Ren Jun

Name: Ren Jun

Polestar Facilities Agreement

The Original Lender

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, HONG KONG BRANCH (INCORPORATED IN FRANCE WITH LIMITED LIABILITY)

Signature: /s/ Pam Kwok

Name: Pam Kwok, Director

Signature: /s/ Kenneth Lee

Name: Kenneth Lee, Managing Director

Polestar Facilities Agreement

The Original Lender

CITIBANK N.A., LONDON BRANCH

Signature: /s/ Irina Kim

Name: Irina Kim

Polestar Facilities Agreement

The Original Lender

MIZUHO BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY), HONG KONG BRANCH

Signature: /s/ Micky Gu

Name: Micky Gu, Managing Director

Polestar Facilities Agreement

The Original Lender

MUFG Bank, Ltd. (incorporated in Japan with limited liability), Hong Kong Branch

Signature: /s/ Ip Ngai Ling

Name: Ip Ngai Ling, Managing Director Head of Global Corporate Banking, Hong Kong

Polestar Facilities Agreement

The Original Lender

China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch

Signature: /s/ China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch

Name: China Bohai Bank Co., Ltd. Shanghai Free Trade Zone Branch

Polestar Facilities Agreement

The Original Lender

CHINA ZHESHANG BANK CO., LTD. (HANGZHOU BRANCH)

Signature: /s/ China Zheshang Bank Co., Ltd.

Name: China Zheshang Bank Co., Ltd.

Polestar Facilities Agreement